                             SECOND AMENDED AND RESTATED
                                   CREDIT AGREEMENT

                                        AMONG


                                INTERIM SERVICES INC.,

                            VARIOUS SUBSIDIARIES THEREOF,

                              THE LENDERS PARTY HERETO,

                                  NATIONSBANK, N.A.,
                               AS DOCUMENTATION AGENT,

                                         AND

                         THE FIRST NATIONAL BANK OF CHICAGO,
                               AS ADMINISTRATIVE AGENT



                             DATED AS OF JANUARY 15, 1997







                                     Arranged by
                         FIRST CHICAGO CAPITAL MARKETS, INC.

                                  TABLE OF CONTENTS




ARTICLE I DEFINITIONS                                                       1

ARTICLE II THE CREDITS                                                     12
    2.1       Description of the Credits                                   12
              2.1.1  Available Facilities                                  12
              2.1.2  Allocation among Borrowing Entities                   12
    2.2       Swing Line Loans                                             12
              2.2.1  Swing Line Request                                    12
              2.2.2  Making of Swing Line Loans                            13
              2.2.3  Swing Line Note                                       13
              2.2.4  Repayment of Swing Line Loans                         13
    2.3       Advances                                                     13
              2.3.1  Commitment                                            13
              2.3.2  Ratable Loans; Types of Advances                      14
              2.3.3  Minimum Amount of Each Advance                        14
              2.3.4  Applicable Margin, etc                                14
              2.3.5  Method of Selecting Types and Interest Periods for
                     New Advances                                          15
              2.3.6  Conversion and Continuation of Outstanding Advances   15
    2.4       Method of Borrowing                                          16
    2.5       Fees                                                         16
              2.5.1  Facility Fee                                          16
              2.5.2  Administrative Agent Fees                             16
    2.6       Reductions and Increases in Aggregate Commitment             17
              2.6.1  Reductions in Aggregate Commitment                    17
              2.6.2  Increases in Aggregate Commitment                     17
    2.7       Principal Payments                                           17
              2.7.1  Optional Prepayments                                  17
              2.7.2  Currency Fluctuations                                 18
              2.7.3  Termination                                           18
    2.8       Changes in Interest Rate, etc                                18
    2.9       Rates Applicable After Default                               18
    2.10      Method of Payment                                            19
              2.10.1  General                                              19
              2.10.2  Currency of Payment                                  19
    2.11      Notes; Telephonic Notices                                    19
    2.12      Interest Payment Dates; Interest and Fee Basis               20
    2.13      Notification by the Administrative Agent                     20
    2.14      Lending Installations                                        20
    2.15      Non-Receipt of Funds by the Administrative Agent             20
    2.16      Withholding Tax Exemption                                    21
    2.17      Facility Letters of Credit                                   21
              2.17.1  Obligation to Issue                                  21
              2.17.2  Conditions for Issuance                              21

              2.17.3  Procedure for Issuance                               22
              2.17.4  Payment of Reimbursement Obligations;
                      Duties of Issuer                                     23
              2.17.5  Participation                                        24
              2.17.6  Compensation for Facility Letters of Credit          26
              2.17.7  Letter of Credit Collateral Account                  26
    2.18      Designation of Borrowing Subsidiaries                        26

ARTICLE III - CHANGE IN CIRCUMSTANCES                                      26
    3.1       Taxes                                                        26
    3.2       Yield Protection                                             28
    3.3       Changes in Capital Adequacy Regulations                      28
    3.4       Availability of Eurocurrency Advances                        29
    3.5       Funding Indemnification                                      29
    3.6       Mitigation of Additional Costs or Adverse Circumstances      29
    3.7       Lender Statements; Survival of Indemnity                     30
    3.8       Market Disruption                                            30

ARTICLE IV - CONDITIONS PRECEDENT                                          30
    4.1       Effectiveness                                                30
    4.2       Initial Advance to Each Borrowing Subsidiary                 31
    4.3       Each Credit Extension                                        32

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE BORROWER                 33
    5.1       Corporate Existence and Standing                             33
    5.2       Authorization and Validity                                   33
    5.3       No Conflict; Government Consent                              33
    5.4       Financial Statements                                         33
    5.5       Material Adverse Change                                      34
    5.6       Taxes                                                        34
    5.7       Litigation and Contingent Obligations                        34
    5.8       Subsidiaries                                                 34
    5.9       ERISA                                                        34
    5.10      Accuracy of Information                                      34
    5.11      Regulation U                                                 34
    5.12      Material Agreements                                          35
    5.13      Compliance With Laws                                         35
    5.14      Ownership of Properties                                      35
    5.15      Investment Company Act                                       35
    5.16      Public Utility Holding Company Act                           35
    5.17      Insurance                                                    35

ARTICLE VI- REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES       35
    6.1       Corporate Existence and Standing                             35
    6.2       Authorization and Validity                                   36
    6.3       No Conflict; Government Consent                              36

    6.4       Filing                                                       36
    6.5       No Immunity                                                  36
    6.6       Regulation U                                                 37

ARTICLE VII - COVENANTS                                                    37
    7.1       Financial Reporting                                          37
    7.2       Use of Proceeds                                              38
    7.3       Notice of Default                                            38
    7.4       Conduct of Business; New Active Subsidiaries                 38
    7.5       Taxes                                                        39
    7.6       Insurance                                                    39
    7.7       Compliance with Laws                                         39
    7.8       Maintenance of Properties                                    39
    7.9       Inspection                                                   39
    7.10      Dividends                                                    39
    7.11      Merger                                                       39
    7.12      Sale of Assets                                               40
    7.13      Sale of Accounts                                             40
    7.14      Investments and Acquisitions                                 40
    7.15      Liens                                                        41
    7.16      Affiliates                                                   42
    7.17      Financial Covenants                                          42
              7.17.1  Leverage Ratio                                       42
              7.17.2  Net Worth                                            42
    7.18      Pledge of Stock of Foreign Subsidiaries                      42
    7.19      Limitation on Foreign Subsidiaries                           43
    7.20      Payroll Accounts                                             43

ARTICLE VIII - DEFAULTS                                                    43

ARTICLE IX - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES                45
    9.1       Acceleration                                                 45
    9.2       Amendments                                                   46
    9.3       Preservation of Rights                                       47

ARTICLE X - GENERAL PROVISIONS                                             47
    10.1      Survival of Representations                                  47
    10.2      Governmental Regulation                                      47
    10.3      Taxes                                                        47
    10.4      Headings                                                     47
    10.5      Entire Agreement                                             47
    10.6      Several Obligations; Benefits of this Agreement              47
    10.7      Expenses; Indemnification                                    48
    10.8      Numbers of Documents                                         48
    10.9      Accounting                                                   48
    10.10     Severability of Provisions                                   48

    10.11     Nonliability of Lenders                                      48
    10.12     Confidentiality                                              48
    10.13     CHOICE OF LAW                                                49
    10.14     CONSENT TO JURISDICTION                                      49
    10.15     WAIVER OF JURY TRIAL                                         49
    10.16     New Credit Facilities                                        49
    10.17     Language                                                     50

ARTICLE XI - THE ADMINISTRATIVE AGENT                                      50
    11.1      Appointment                                                  50
    11.2      Powers                                                       50
    11.3      General Immunity                                             50
    11.4      No Responsibility for Loans, Recitals, etc                   50
    11.5      Action on Instructions of Lenders                            51
    11.6      Employment of Agents and Counsel                             51
    11.7      Reliance on Documents; Counsel                               51
    11.8      Administrative Agent's Reimbursement and Indemnification     51
    11.9      Rights as a Lender                                           51
    11.10     Lender Credit Decision                                       52
    11.11     Successor Administrative Agent                               52
    11.12     Documentation Agent; Co-Agents                               52

ARTICLE XII - SETOFF; RATABLE PAYMENTS                                     53
    12.1      Setoff                                                       53
    12.2      Ratable Payments                                             53

ARTICLE XIII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS           53
    13.1      Successors and Assigns                                       53
    13.2      Participations                                               54
              13.2.1  Permitted Participants; Effect                       54
              13.2.2  Voting Rights                                        54
              13.2.3  Benefit of Setoff                                    54
    13.3      Assignments                                                  54
              13.3.1  Permitted Assignments                                54
              13.3.2  Effect; Effective Date                               55
    13.4      Dissemination of Information                                 55
    13.5      Tax Treatment                                                55

ARTICLE XIV - NOTICES                                                      55
    14.1      Giving Notice                                                55
    14.2      Change of Address                                            56
    14.3      Notices to and by Borrowing Subsidiaries                     56

ARTICLE XV - BORROWER GUARANTY OF BORROWING SUBSIDIARY OBLIGATIONS         56
    15.1      Direct Obligations                                           56

    15.2      Obligations Unconditional                                    56
    15.3      Discharge Only Upon Payment in Full; Reinstatement in
              Certain Circumstances                                        57
    15.4      Waiver                                                       57
    15.5      Stay of Acceleration                                         58
    15.6      Payments                                                     58
    15.7      Delay of Subrogation                                         58

                                       EXHIBITS

EXHIBIT "A-1" - FORM OF NOTE

EXHIBIT "A-2" - FORM OF SWING LINE NOTE

EXHIBIT "B" - FORM OF OPINION OF COUNSEL TO THE BORROWER

EXHIBIT "C" - COMPLIANCE CERTIFICATE

EXHIBIT "D" - LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

EXHIBIT "E" - ASSIGNMENT AGREEMENT

EXHIBIT "F" - FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT

EXHIBIT "G" - FORM OF PLEDGE AGREEMENT

EXHIBIT "H" - FORM OF ASSUMPTION LETTER

EXHIBIT "I" - FORM OF LETTER OF CREDIT REQUEST

                                      SCHEDULES

SCHEDULE "1" - COMMITMENTS AND PERCENTAGES

SCHEDULE "2" - SUBSIDIARIES AND OTHER INVESTMENTS

SCHEDULE "3" - LIENS

SCHEDULE "4" - CONTINGENT OBLIGATIONS

SCHEDULE "5" - ASSOCIATED COSTS RATE

                                INTERIM SERVICES INC.

                             SECOND AMENDED AND RESTATED
                                   CREDIT AGREEMENT


    This Agreement, dated as of January 15, 1997, is among Interim Services Inc., the Borrowing Subsidiaries, the Lenders, NationsBank, N.A., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent.


                                 W I T N E S S E T H:


    WHEREAS, the Borrower, The First National Bank of Chicago, individually and as Agent, and certain banks named therein have entered into that certain Amended and Restated Credit Agreement, dated as of June 2, 1995 (as amended from time to time prior to the date hereof, the "Existing Agreement"), pursuant to which the banks party thereto agreed to make available to the Borrower revolving loans in an aggregate principal amount and on terms and conditions more fully described therein (the "Existing Credit Facilities"); and

    WHEREAS, the Borrower and the Lenders desire to restructure the Existing Credit Facilities so as to amend various provisions of the Existing Agreement; and

    WHEREAS, pursuant to the terms of this Agreement, on the Effective Date,
(i) the Existing Credit Facilities shall be replaced in their entirety by the credit facilities described herein (the "New Credit Facilities"), (ii) all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Facilities shall be deemed to be loans and obligations outstanding under the New Credit Facilities, and (iii) all provisions of this Agreement not theretofore in effect shall become effective;

    NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                          I

                                     DEFINITIONS


    As used in this Agreement:

    "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or other equity interests in any other entity.

    "Active Subsidiary" means a Subsidiary of the Borrower that is then doing business of any kind.

    "Administrative Agent" means The First National Bank of Chicago in its capacity as administrative agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

    "Administrative Agent's Domestic Office" means the Administrative Agent's office at One First National Plaza, Chicago, Illinois, USA 60670, or such other office as the Administrative Agent may designate from time to time by notice to the other parties hereto.

    "Administrative Agent's London Office" means the Administrative Agent's office at Mail Suite 5000, First Chicago House, 90 Long Acre, London, WC2E 9RB, England, or such other office as the Administrative Agent may designate from time to time by notice to the other parties hereto.

    "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Lenders to the same Borrowing Entity of the same Type and, in the case of Eurocurrency Advances, in the same Eurocurrency and for the same Interest Period.

    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

    "Aggregate Commitment" means, as of any date, the aggregate of the Lenders' then-current Commitments under this Agreement, as reduced or increased from time to time in accordance with Section 2.6, but in no event shall the Aggregate Commitment exceed $300,000,000 without the approval of the Borrower, the Administrative Agent and all of the Lenders. The Aggregate Commitment as of the date of this Agreement is $200,000,000, as shown on Schedule "1".

    "Agreement" means this second amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

    "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the December 29, 1995 financial statements referred to in
Section 5.4.

    "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

    "Alternate Base Rate Advance" means an Advance, denominated in Dollars, which bears interest at the Alternate Base Rate.

    "Alternate Base Rate Loan" means a Loan, denominated in Dollars, which bears interest at the Alternate Base Rate.

    "Applicable Margin" means, at any date of determination thereof with respect to any Eurocurrency Advance, the rate per annum for such Eurocurrency Advance calculated in accordance with the terms of Section 2.3.4.

    "Article" means an article of this Agreement unless another document is specifically referenced.

    "Authorized Officer" means any of the President/Chief Executive Officer, Chief Financial Officer, Financial Vice President, Treasurer or any Senior Vice President of the Borrower, acting singly, or any two Vice Presidents of the Borrower, acting jointly.

    "Borrower" means Interim Services Inc., a Delaware corporation, and its successors.

    "Borrowing Date" means a date on which an Advance or a Swing Line Loan is made hereunder.

    "Borrowing Entities" means the Borrower and each Borrowing Subsidiary.

    "Borrowing Notice" is defined in Section 2.3.5.

    "Borrowing Subsidiary" means any Subsidiary of the Borrower which has been designated as a Borrowing Subsidiary pursuant to Section 2.18.

    "Borrowing Subsidiary Obligations" means, with respect to any Borrowing Subsidiary, any and all amounts payable by such Borrowing Subsidiary under or in respect of this Agreement or any Note issued by such Borrowing Subsidiary.

    "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in

United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

    "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

    "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.

    "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "Commitment" means, for each Lender, the obligation of such Lender to make Loans, and to participate in Swing Line Loans and Facility Letters of Credit, in an aggregate Dollar Equivalent amount not exceeding its Percentage of the Aggregate Commitment.

    "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, or take-or-pay contract.

    "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

    "Conversion/Continuation Notice" is defined in Section 2.3.6.

    "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

    "Default" means an event described in Article VIII.

    "Dollar" and "$" mean United States Dollars.

    "Dollar Equivalent" means, with respect to any amount denominated in a Foreign Currency, the Dollar equivalent amount of such Foreign Currency calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency in the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

    "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

    "EBITDA" means, for any period, earnings before interest expense, income taxes, depreciation expense and amortization expense, all determined on a consolidated basis for the Borrower and its Subsidiaries; PROVIDED that, with respect to any Acquisition which is treated as a "purchase," EBITDA for the four fiscal quarters following such Acquisition shall include the results of the operations of the Person or assets so acquired (which results shall be determined on an historical pro forma basis in form and substance satisfactory to the Required Lenders so long as the Borrower has furnished to the Lenders financial information acceptable to the Required Lenders with respect to the Person or assets so acquired).

    "Effective Date" is defined in Section 4.1.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

    "Eurocurrency" means, subject to Section 3.8, (i) Dollars, (ii) Canadian dollars, German marks, Netherlands guilders, Japanese yen, Belgian francs, French francs and British pounds sterling, so long as any such currency is one
(A) which is freely transferable and convertible into Dollars and (B) in which deposits are customarily offered to banks in the London interbank market, and
(iii) any other currency (A) which is freely transferable and convertible into Dollars, (B) in which deposits are customarily offered to banks in the London interbank market, (C) which the Borrower requests the Administrative Agent to include as a Eurocurrency hereunder and (D) which is acceptable to each Lender.

    "Eurocurrency Advance" means an Advance which bears interest at a Eurocurrency Rate requested by the Borrower pursuant to Section 2.3.

    "Eurocurrency Base Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in the applicable Eurocurrency are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurocurrency Loan and having a maturity approximately equal to such Interest Period.

    "Eurocurrency Loan" means a Loan which bears interest at a Eurocurrency Rate requested by the Borrower pursuant to Section 2.3.

    "Eurocurrency Rate" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

    "Eurodollar Advance" means a Eurocurrency Advance denominated in Dollars.

    "Existing Agreement" is defined in the preamble to this Agreement.

    "Existing Credit Facilities" is defined in the preamble to this Agreement.

    "Facility Fee Rate" means, at any date of determination, the rate per annum calculating in accordance with Section 2.3.4.

    "Facility Letter of Credit" means an irrevocable standby Letter of Credit issued by the Issuer pursuant to Section 2.17.

    "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

    "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

    "Foreign Currency" means any Eurocurrency other than Dollars.

    "Foreign Currency Advance" means any Advance in a Foreign Currency.

    "Foreign Currency Loan" means any Loan in a Foreign Currency.

    "Foreign Subsidiary" means any Subsidiary (other than Spectrum) which (i) is organized under the laws of a jurisdiction other than the United States of America or a state thereof and (ii) conducts substantially all of its business and operations outside of the United States of America.

    "Governmental Agency" means any government, foreign or domestic, or any state, department or other political subdivision thereof, or governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or instrumentality (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity, directly or indirectly owned by or subject to the control of any of the foregoing.

    "Guarantor Subsidiary" means each Subsidiary which is a party to the Guaranty.

    "Guaranty" means that certain Third Amended and Restated Guaranty dated as of January 15, 1997 executed by each of Interim Accounting Personnel, Inc., Interim Assisted Care, Inc., Interim Financial Corporation, Interim HealthCare Inc., Interim HealthCare of New York Inc., Interim Legal Services Inc., Interim Personnel Inc., Interim Physicians, Inc., Interim Temporary Personnel Inc., Rich Field Agency, Inc.,

Interim Technology Inc., Interim Real Estate Solutions Inc., Cornell Computer Corp., Spectrum Financial Corporation, Interim Services (Europe) Inc. and Interim Occupational Health Inc. (and such other Subsidiaries which may become party thereto pursuant to a joinder agreement acceptable to the Administrative Agent) in favor of the Administrative Agent and the Lender Parties (as defined therein), as it may be amended or modified and in effect from time to time.

    "Inactive Subsidiary" means a Subsidiary of the Borrower that is not an Active Subsidiary.

    "Indebtedness" of a Person means (without duplication) such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) lease obligations under leases entered into by such Person upon such Person's sale or transfer of any of its Property in order to concurrently lease as lessee such or similar Property, (vii) net liabilities of such Person under Rate Hedging Agreements, (viii) obligations, whether matured or contingent, in respect of Letters of Credit issued for the account of such Person, and (ix) Contingent Obligations.

    "Interest Period" means, with respect to a Eurocurrency Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

    "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

    "Issuance Date" is defined in Section 2.17.3(a).

    "Issuance Notice" is defined in Section 2.17.3(c).

    "Issuer" means First Chicago in its capacity as issuer of Facility Letters of Credit.

    "L/C Fee Percentage" means, at any date of determination, the rate per annum calculated in accordance with the terms of Section 2.3.4.

    "Lenders" means the lending institutions listed on the signature pages of this Agreement or which become parties hereto pursuant to Section 2.6.2 or 13.3 and their respective successors and assigns.

    "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

    "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

    "Letter of Credit Collateral Account" is defined in Section 2.17.7.

    "Letter of Credit Obligations" means, at any time, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including (a) Reimbursement Obligations and (b) the aggregate undrawn face amount of all outstanding Facility Letters of Credit.

    "Letter of Credit Request" is defined in Section 2.17.3(a).

    "Leverage Ratio" means, at any time, the ratio of (i) Total Debt to (ii) EBITDA for the period of four fiscal quarters ending on the last day of the most recently-ended fiscal quarter of the Borrower, all determined on a consolidated basis for the Borrower and its Subsidiaries.

    "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended as or having the effect of a lien (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

    "Loan" means, with respect to a Lender, a loan made by such Lender hereunder as part of an Advance (and, in the case of the Swing Line Bank, also means any Swing Line Loan).

    "Loan Documents" means this Agreement, the Notes, the Guaranty and each Pledge Agreement.

    "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

    "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

    "Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles; PROVIDED, HOWEVER, that to the extent reported as a separate item on the

Borrower's financial statements delivered pursuant to Section 7.1, there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower, or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

    "Net Worth" means the aggregate amount of shareholders equity as determined from a consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with Agreement Accounting Principles; PROVIDED that the amount of any foreign currency translation adjustment shall be excluded for purposes of determining Net Worth.

    "New Credit Facilities" is defined in the preamble to this Agreement.

    "Note" means (a) a promissory note in substantially the form of Exhibit "A-1" hereto, with appropriate insertions, duly executed and delivered to Administrative Agent by a Borrowing Entity for the account of a Lender and payable to the order of such Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note, and
(b) the Swing Line Note.

    "Notice of Assignment" is defined in Section 13.3.2.

    "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Borrowing Entity to any Lender, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.

    "Participants" is defined in Section 13.2.1.

    "Payment Date" means the last day of each March, June, September and December.

    "Payroll Account" means a bank account maintained by the Borrower or any Subsidiary solely for the purpose of paying salary, bonuses and similar items to employees.

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Percentage" means, for each Lender, the percentage set forth opposite its name on Schedule "1" attached hereto, as such percentage (and such schedule) may be modified from time to time pursuant to the terms hereof, including but not limited to the provisions of Section 2.6.2 or 13.3.2.

    "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, trust or other entity or organization, or any Governmental Agency.

    "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

    "Pledge Agreement" means a pledge agreement between the Borrower or a Domestic Subsidiary and the Administrative Agent pursuant to which 65% of the stock of one or more Foreign Subsidiaries is pledged to the Administrative Agent to secure the Obligations (and any obligations to any Lender or any affiliate thereof arising under a Rate Hedging Agreement). A Pledge Agreement shall be in the form of Exhibit "G" or in such other form as is reasonably acceptable to the Administrative Agent for the stock being pledged thereunder.

    "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

    "Purchasers" is defined in Section 13.3.1.

    "Rate Hedging Agreement" means any agreement, device or arrangement designed to protect at least one of the parties thereto from fluctuations in interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate collar agreements, forward rate currency or interest rate options, puts, calls or warranties.

    "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

    "Reimbursement Obligations" means at any time the aggregate amount of the Obligations of the Borrower to the Issuer, the Lenders and the Administrative Agent in respect of all Unreimbursed Amounts and any other disbursement made by the Issuer, a Lender or the Administrative Agent under or in respect of any Facility Letter of Credit.

    "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more, but does not include any amounts payable under Capitalized Leases of such Person.

    "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

    "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid Dollar Equivalent principal amount of the outstanding Loans (it being understood that if any Swing Line Loan is outstanding, each Lender shall be deemed to hold its Percentage thereof).

    "Reserve Requirement" means, with respect to any Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

    "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

    "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

    "Spectrum" means Spectrum Insurance Company, Ltd., a Cayman Islands corporation.

    "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

    "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

    "Swing Line Bank" means First Chicago in its capacity as swing line lender hereunder.

    "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum of $5,000,000 at any one time outstanding.

    "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Bank pursuant to Section 2.2 hereof.

    "Swing Line Note" means a promissory note, in substantially the form of Exhibit "A-2" hereto, duly executed by the Borrower and payable to the order of the Swing Line Bank in the amount of the Swing Line Commitment, including any amendment, modification, renewal or replacement of such note.

    "Termination Date" means January 15, 2002.

    "Total Debt" means all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

    "Total Outstandings" means at any time an amount equal to the sum of the aggregate principal Dollar Equivalent amount of all outstanding Advances plus the amount of all Letter of Credit Obligations plus the aggregate principal amount of all Swing Line Loans.

    "Transferee" is defined in Section 13.4.

    "Type" means, with respect to any Loan or Advance, its nature as an Alternate Base Rate Advance or Loan or a Eurocurrency Advance or Loan.

    "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

    "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

    "Unreimbursed Amount" is defined in Section 2.17.5(b).

    "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

    The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                         II

                                     THE CREDITS
                                     -----------


     II.1.  DESCRIPTION OF THE CREDITS.

              II.1.1. AVAILABLE FACILITIES. Upon the terms and subject to the conditions set forth in this Agreement, the Lenders hereby grant to the Borrowing Entities a revolving credit facility pursuant to which: (i) each Lender severally agrees to make Loans to the Borrowing Entities in accordance with Section 2.3; (ii) the Issuer agrees to issue, and each Lender agrees to participate in, Facility Letters of Credit for the account of the Borrowing Entities in accordance with Section 2.17; and (iii) the Swing Line Bank agrees to make Swing Line Loans in an amount not exceeding the Swing Line Commitment in accordance with Section 2.2; PROVIDED that in no event may the aggregate Total Outstandings exceed the Aggregate Commitment. The revolving credit facility shall be available from the date of this Agreement to the Termination Date, and during such period the Borrowing Entities may borrow, repay and reborrow from time to time.

              II.1.2. ALLOCATION AMONG BORROWING ENTITIES. The Borrowing Entities understand and agree that (i) subject to the terms of this Agreement, the Lenders and the Issuer will honor requests for Borrowings and the issuance of Facility Letters of Credit in the order received by the Administrative Agent, and (ii) as a result, one or more of the Borrowing Entities may be unable to borrow or increase Borrowings hereunder, or obtain Facility Letters of Credit hereunder, if other Borrowing Entities have already borrowed or obtained Facility Letters of Credit hereunder in amounts which have caused the Total Outstandings to equal the Aggregate Commitment.

     II.2. SWING LINE LOANS. Subject to the terms and conditions of the Agreement (including but not limited to the limitations set forth in Section 2.1), the Swing Line Bank agrees to make the Swing Line Loans to the Borrower in accordance with this Section 2.2 up to the amount of the Swing Line Commitment. Amounts borrowed under this Section 2.2 may be borrowed, repaid and reborrowed to, but not including, the Termination Date. All outstanding Swing Line Loans shall be paid in full on the Termination Date.

              II.2.1. SWING LINE REQUEST. The Borrower may request a Swing Line Loan from the Swing Line Bank on any Business Day before the Termination Date by giving the Administrative Agent and the Swing Line Bank notice by 12:00 noon (Chicago time) (or such later time as the Borrower, the Swing Line Bank and the Administrative Agent may agree) on such Borrowing Date specifying the aggregate amount of such Swing Line Loan, which shall be an amount not less than $100,000. The Administrative Agent shall promptly notify each Lender of such request.

             II.2.2. MAKING OF SWING LINE LOANS. The Swing Line Bank shall, no later than 3:00 p.m. on such Borrowing Date, make the funds for such Swing Line Loan available to the Borrower at the Agent's Domestic Office or at such other place as indicated in written money transfer instructions from the Borrower in form and substance satisfactory to the Swing Line Bank.

              II.2.3. SWING LINE NOTE. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan.

              II.2.4. REPAYMENT OF SWING LINE LOANS. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000, any portion of the outstanding Swing Line Loans upon notice to the Administrative Agent and the Swing Line Bank. In addition, the Administrative Agent shall: (i) at any time at the request of the Swing Line Bank and (ii) on the fifth Business Day after the Borrowing Date for such Swing Line Loan, require the Lenders (including the Swing Line
Bank) to make an Alternate Base Rate Advance in an amount up to the amount of Swing Line Loans outstanding on such date for the purpose of repaying Swing Line Loans; PROVIDED, HOWEVER, that the obligation of each Lender to make such Advance is subject to the condition that the Swing Line Bank believed in good faith that all conditions under Section 4.3 were satisfied at the time the Swing Line Loan was made. If the Swing Line Bank receives notice from any Lender that a condition under Section 4.3 has not been satisfied, no Swing Line Loans shall be made until (a) such notice is withdrawn by such Lender or (b) the Required Lenders have waived satisfaction of any such condition. The Lenders shall deliver the proceeds of such Advance to the Administrative Agent by 12:00 noon (Chicago time) on the applicable Borrowing Date for application to the Swing Line Bank's outstanding Swing Line Loans. Subject to the proviso contained in the first sentence of this Section 2.2.4, each Lender's obligation to make available its Percentage of the Advance referred to in this Section shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, or anyone else, (ii) the occurrence or continuance of a Default or Unmatured Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or (iv) any other circumstance, happening or event whatsoever. If for any reason a Lender does not make available its Percentage of the foregoing Advance, such Lender shall be deemed to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in each Swing Line Loan then being repaid, equal to its Percentage of all such Swing Line Loans being repaid, so long as such purchase would not cause such Lender to exceed its Commitment. If any portion of any amount paid (or deemed paid) to the Administrative Agent should be recovered by or on behalf of the Borrower from the Administrative Agent in bankruptcy, otherwise, the loss of the amount so recovered shall be shared ratably among all Lenders.

     II.3.  ADVANCES.

              II.3.1. COMMITMENT. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrowing Entities from time to time in Dollar Equivalent amounts which, together with such Lender's Percentage of the outstanding Letter of Credit Obligations and of the outstanding Swing Line Loans, will not exceed in the aggregate at any time outstanding the amount of its Commitment. The Commitments to lend hereunder shall expire on the Termination Date.

              II.3.2. RATABLE LOANS; TYPES OF ADVANCES. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The Advances may be Alternate Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by the Borrowing Entities in accordance with Sections 2.3.5 and 2.3.6; PROVIDED, HOWEVER, that there shall not be more than 12 Eurocurrency Advances outstanding at any one time.

              II.3.3. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum Dollar Equivalent amount of $5,000,000 (and, with respect to Eurocurrency Advances, in multiples of $500,000 or of 100,000 units of the applicable Foreign Currency); PROVIDED, HOWEVER, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Commitment.

              II.3.4. APPLICABLE MARGIN, ETC. The Applicable Margin set forth below with respect to each Eurocurrency Advance, and the L/C Fee Percentage and the Facility Fee Rate, shall be subject to adjustment (upwards or downwards, as appropriate) based on the Borrower's Status as at the end of each fiscal quarter in accordance with the table set forth below. The Borrower's Status as at the last day of each fiscal quarter shall be determined from the then most recent annual or quarterly financial statements of the Borrower (the "Financials"). The adjustment, if any, to the Applicable Margin, the L/C Fee Percentage and the Facility Fee Rate shall be effective five days after the Administrative Agent has received the Financials. In the event that the Borrower shall at any time fail to furnish to the Lenders the Financials within the time limitations specified by Section 7.1, then the Borrower's Status shall be Level IV Status from the date of such failure until such Financials are so delivered. Notwithstanding anything to the contrary contained herein, the Borrower's Status as of the Effective Date shall be deemed to be Level I Status and shall be adjusted as set forth above effective five days after the Administrative Agent receives the Borrower's annual financial statements for its year ended December 27, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  LEVEL I   LEVEL II     LEVEL III   LEVEL IV
                                  STATUS     STATUS       STATUS      STATUS
APPLICABLE MARGIN AND              .17%      .20%         .275%        .45%
L/C FEE PERCENTAGE
FACILITY FEE RATE                  .08%      .10%         .125%        .15%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

For purposes of the foregoing, the Borrower's Status will be determined based on the following definitions:

    "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the Financials, the Leverage Ratio is less than 1.00 to 1.

    "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the Financials, the Leverage Ratio is equal to or greater than 1.00 to 1 but less than 2.00 to 1.

    "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the Financials, the Leverage Ratio is equal to or greater than 2.00 to 1 but less than 3.00 to 1.

    "Level IV Status" exists at any date if the requirements necessary to achieve Level I Status, Level II Status or Level III Status shall not have been satisfied.

              II.3.5. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The applicable Borrowing Entity shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") at the Administrative Agent's Domestic Office for (a) any Advance denominated in Dollars not later than (x) 10:00 a.m. (Chicago time) on the Borrowing Date, in the case of an Alternate Base Rate Advance, and (y) 12:00 noon (Chicago time) at least three Business Days before the Borrowing Date, in the case of a Eurodollar Advance, and (b) any Foreign Currency Advance not later than 10:00 a.m. (Chicago time) at the Administrative Agent's Domestic Office at least three Business Days before the Borrowing Date of such Foreign Currency Advance, specifying:

      (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)     the name of the Borrowing Entity,

    (iii)     the aggregate amount of such Advance,

     (iv)     the Type of Advance selected, and

      (v) in the case of each Eurocurrency Advance, the Eurocurrency and the Interest Period applicable thereto.

              II.3.6. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time, unless such Eurocurrency Advance is paid in full or the applicable Borrowing Entity shall have given the Administrative Agent a Conversion/Continuation Notice requesting that such Eurocurrency Advance continue as a Eurocurrency Advance in the same Eurocurrency for the same or another Interest Period (a) in the case of a Eurodollar Advance, such Eurodollar Advance shall automatically be converted into an Alternate Base Rate Advance, and (b) in the case of a Foreign Currency Advance, such Foreign Currency Advance shall automatically be continued for a new Interest Period of one month (commencing on the last day of the expiring Interest Period). Subject to the terms of Section 2.3.3, any Borrowing Entity may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurodollar Advance. The applicable Borrowing Entity shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice")
(a) of each conversion of an Alternate Base Rate Advance or continuation of a Eurodollar Advance, which notice shall be sent to the Administrative Agent's Domestic Office not later than 12:00 noon (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation and (b) of each continuation of a Foreign Currency Advance, which notice shall be sent to the Administrative Agent's Domestic Office not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested continuation, specifying in each case:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation;

     (ii) the aggregate amount, Eurocurrency and Type of the Advance which is to be converted or continued; and

    (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

Notwithstanding the foregoing provisions of this Section 2.3.6, no Advance shall be continued as or converted into a Eurocurrency Advance if, after giving effect to such continuation or conversion, the Total Outstandings would exceed the Aggregate Commitment.

     II.4.  METHOD OF BORROWING.  In the case of Foreign Currency
Advances, not later than 2:00 p.m. (London time) on each Borrowing Date, each Lender shall make available its Foreign Currency Loan in funds immediately available in London, in the Foreign Currency selected by the applicable Borrowing Entity, to the Administrative Agent at the Administrative Agent's London Office or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent. In the case of all other Advances, not later than 12:00 noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan in funds immediately available in Chicago, in Dollars, to the Administrative Agent's Domestic Office or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent. The Administrative Agent will (i) make the funds so received from the Lenders in Foreign Currencies available to the applicable Borrowing Entity at the Administrative Agent's London Office and (ii) deposit the funds so received from the Lenders in Dollars in the Borrower's account number 5228824 maintained with First Chicago or will make such funds available as directed in writing by an Authorized Officer. Notwithstanding the foregoing provisions of this Section 2.4, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan to the same Borrowing Entity in the same Eurocurrency, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

     II.5.  FEES.  The Borrower agrees to pay the following fees:

              II.5.1. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period from the date hereof to and including the Termination Date, a facility fee equal to the product of (i) such Lender's Commitment times (ii) the Facility Fee Rate, payable on each Payment Date hereafter and on the Termination Date or on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

              II.5.2. ADMINISTRATIVE AGENT FEES. The Borrower agrees to pay certain fees to the Administrative Agent on the dates and in the amounts set forth in that certain fee letter between the Borrower and the Administrative Agent dated November 7, 1996, as it may be amended from time to time.

     II.6.  REDUCTIONS AND INCREASES IN AGGREGATE COMMITMENT.

              II.6.1. REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $10,000,000, upon at least five Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the Total Outstandings.

              II.6.2.  INCREASES IN AGGREGATE COMMITMENT.

         (i) INCREASES TO AGGREGATE COMMITMENT. The Borrower shall have the right to increase the Aggregate Commitment by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (A) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (B) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (C) the procedure described in clause (ii) has been complied with, provided further that the Aggregate Commitment shall not at any time exceed $300,000,000 without the approval of the Administrative Agent and all of the Lenders.

         (ii) PROCEDURE FOR INCREASES AND ADDITION OF NEW LENDERS. This Agreement permits certain increases in a Lender's Commitment and the admission of new Lenders providing new Commitments without any consent or approval from the other Lenders. Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit "F" and shall only require the written signatures of the Administrative Agent, the Borrower and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Aggregate Commitment to exceed $300,000,000. In addition, within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting such increase and shall distribute such revised Schedule to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

     II.7.  PRINCIPAL PAYMENTS.

              II.7.1. OPTIONAL PREPAYMENTS. Any Borrowing Entity may from time to time prepay, without penalty or premium, any outstanding Advance to such Borrowing Entity; PROVIDED that:

         (a) the applicable Borrowing Entity shall notify the Administrative Agent of such prepayment not later than (i) the Business Day preceding such prepayment, in the case of an Alternate Base Rate Advance, (ii) 12:00 noon (Chicago time) at least three Business Days prior to the date of such prepayment, in the case of a Eurodollar Advance, or (iii) 12:00 noon (Chicago time) at least four Business Days prior to such prepayment, in the case of a Foreign Currency Advance, specifying in each case the Advance to be prepaid and the date and amount of such prepayment;

         (b) any prepayment of an Alternate Base Rate Advance shall be in a minimum amount of $500,000 or a larger integral multiple of $100,000;

         (c) any prepayment of a Eurocurrency Advance shall be in a minimum Dollar Equivalent amount of $5,000,000 (and in an integral multiple of $500,000 or 100,000 units of the applicable Foreign Currency);

         (d) after giving effect to any partial prepayment of a Eurocurrency Advance, the amount of such Advance shall be in compliance with Section 2.3.3; and



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

         (e) any prepayment of a Eurocurrency Advance on a day other than the last day of an Interest Period therefor shall be subject to Section 3.5.

              II.7.2. CURRENCY FLUCTUATIONS. If at any time the Administrative Agent shall determine that the Total Outstandings (and the Administrative Agent shall calculate the Total Outstandings upon the request of any Lender) are greater than 101% of the Aggregate Commitment then in effect, one or more of the Borrowing Entities shall, upon one Business Day's written notice to the Borrower from the Administrative Agent, prepay an aggregate principal amount of Advances such that the Total Outstandings do not exceed the Aggregate Commitment then in effect.

              II.7.3. TERMINATION. All outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowing Entities on the Termination Date.

     II.8.  CHANGES IN INTEREST RATE, ETC.  Each Alternate Base Rate
Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to
Section 2.3.6 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.3.6, at a rate per annum equal to the Alternate Base Rate for each such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, from and including the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the Alternate Base Rate for each such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance and on each Swing Line Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Interest Period.
 No Interest Period may end after the Termination Date.

     II.9. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.3.5 or 2.3.6, during the continuance of a Default under Section 8.2, 8.6 or 8.7 (and during the continuance of any other Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower, declare that) no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default under
Section 8.2, 8.6 or 8.7 (and during the continuance of any other Default the Required Lenders may, at their option, by notice to the Borrower, declare that)
(i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Alternate Base Rate Advance and Swing Line Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum.

     II.10    METHOD OF PAYMENT.

              II.10.1 GENERAL. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds and in the applicable currency to the Administrative Agent at
(a) in the case of payments in Dollars, the Administrative Agent's Domestic Office, and (b) in the case of payments in any other currency, the Administrative Agent's London Office or, in each case, at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the applicable Borrowing Entity. All such payments shall be made by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders according to the amount due to each Lender. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender's address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge any account of the applicable Borrowing Entity maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

              II.10.2 CURRENCY OF PAYMENT. All payments of principal of and interest on any Advance or any other Obligations hereunder shall be made by the applicable Borrowing Entity in the currency borrowed or otherwise payable (the "Specified Currency") in the manner and at the address (the "Specified Place") specified in Section 2.10.1. Payment of the Obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency due at the Specified Place. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the Specified Currency with that amount of the Judgment Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the applicable Borrowing Entity in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and the Borrowing Entities, on a joint and several basis, hereby, as a separate Obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

     II.11 NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to the Note issued by the applicable Borrowing Entity, provided, however, that the failure to so record shall not affect the obligations of such Borrowing Entity under such Note. Each Borrowing Entity hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds, and the Issuer to issue Facility Letters of Credit, based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of such Borrowing Entity. Each Borrowing Entity agrees to deliver promptly to the Administrative Agent, if requested by the Administrative Agent or any Lender, a written confirmation of each telephonic notice given by such Borrowing Entity. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     II.12 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Alternate Base Rate Advance is prepaid due to acceleration, and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of each applicable Interest Period, on any date on which such Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year; PROVIDED, HOWEVER, that (i) interest on Foreign Currency Advances denominated in British pounds sterling or Belgian francs shall be calculated for actual days elapsed on the basis of a 365-day year, and (ii) at the same time interest is payable on Foreign Currency Advances denominated in British pounds sterling, the additional costs referred to in Schedule "5" shall also be payable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     II.13 NOTIFICATION BY THE ADMINISTRATIVE AGENT. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, Letter of Credit Request, Issuance Notice and repayment notice received by it hereunder. The Administrative Agent will notify each applicable Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     II.14 LENDING INSTALLATIONS. Each Lender may book its Loans and participations in Facility Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     II.15 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless a Borrowing Entity or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or an Unreimbursed Amount or (ii) in the case of a Borrowing Entity, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrowing Entity, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrowing Entity, the interest rate applicable to the relevant Loan (or, in the case of fees, the Alternate Base Rate).

     II.16 WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form
4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     II.17    FACILITY LETTERS OF CREDIT.

              II.17.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the Issuer hereby agrees to issue upon the request of and for the account of the Borrower, through such of the Issuer's Lending Installations or Affiliates as the Issuer and the Borrower may mutually agree, one or more Facility Letters of Credit in accordance with this Section 2.17, from time to time during the period commencing on the Effective Date and ending on the Business Day prior to the Termination Date.

              II.17.2 CONDITIONS FOR ISSUANCE. In addition to being subject to the satisfaction of the conditions contained in Section 4.3, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

         (a) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

         (b) after giving effect to the requested issuance of any Facility Letter of Credit, the Letter of Credit Obligations shall not exceed $50,000,000;

         (c) after giving effect to the requested issuance of any Facility Letter of Credit, the Total Outstandings shall not exceed the Aggregate Commitment as then in effect;

         (d) the requested Facility Letter of Credit shall be denominated and payable in Dollars and shall have an expiration date not later than the earlier of (x) the Business Day prior to the Termination Date and (y) one year after its date of issuance;

         (e) the Borrower shall have delivered to the Issuer at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Facility Letter of Credit, and the proposed Facility Letter of Credit shall be satisfactory to the Issuer as to form and content; and

         (f) as of the date of issuance, no order, judgment or decree of any court, arbitrator or Governmental Agency shall purport by its terms to enjoin or restrain the Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any Governmental Agency with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of such Facility Letter of Credit.

              II.17.3 PROCEDURE FOR ISSUANCE.

         (a) The Borrower shall give the Issuer at least five Business Days' prior written notice of any requested issuance of a Facility Letter of Credit (any such notice, which shall be substantially in the form of Exhibit "I," a "Letter of Credit Request"). Such notice shall specify:

              (1) the stated amount of the Facility Letter of Credit requested (which shall not be less than $500,000);

              (2) the effective date (which shall be a Business Day) of issuance of such requested Facility Letter of Credit (the "Issuance Date");

              (3) the date on which such requested Facility Letter of Credit is to expire (which shall be a Business Day and shall comply with the provisions of Section 2.17.2(d));

              (4) the purpose for which such Facility Letter of Credit is to be issued; and

              (5) the Person for whose benefit the requested Facility Letter of Credit is to be issued.

At the time a Letter of Credit Request is made, the Borrower shall also provide the Administrative Agent and the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such Letter of Credit Request, to be effective, must be received by the Issuer and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which such Letter of Credit Request can be given under this Section 2.17.3(a).

         (b) Subject to the terms and conditions of this Section 2.17 and provided that the applicable conditions set forth in Section 4.3 hereof have been satisfied, the Issuer shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices unless the Issuer has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of Section 2.17.5(a) or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 2.17.2.

         (c) The Issuer shall give the Administrative Agent and the Borrower written notice, or telephonic notice confirmed promptly in writing, of the issuance of a Facility Letter of Credit (an "Issuance Notice").

         (d) The Issuer shall not extend or amend any Facility Letter of Credit or allow a Facility Letter of Credit to be automatically extended unless the requirements of this Section 2.17.3 are met as though a new Facility Letter of Credit were being requested and issued.

              II.17.4 PAYMENT OF REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUER.

         (a) (i) The Issuer shall promptly notify the Borrower and the Administrative Agent of any draw under a Facility Letter of Credit and the Borrower shall reimburse the Issuer in accordance with Section 2.17.4(c) and
(ii) any Reimbursement Obligation shall bear interest from the date of any draw under such Facility Letter of Credit until payment in full is received by the Issuer at (A) the Alternate Base Rate until the Business Day after payment of such draw is made by the Issuer and (B) the Alternate Base Rate plus 2% thereafter.

         (b) Any action taken or omitted to be taken by the Issuer under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuer under any resulting liability to any Lender or, assuming that the Issuer has complied with the procedures specified in Section 2.17.3, all conditions to the issuance of a Facility Letter of Credit have been satisfied and any such Lender has not given a notice contemplated by Section 2.17.5(a) that continues in full force and effect, relieve any such Lender of its obligations hereunder to the Issuer. In determining whether to pay under any Facility Letter of Credit, the Issuer shall have no obligation other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Facility Letter of Credit.

         (c) The Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuer under or in connection with any Facility Letter of Credit immediately when due (and in any event shall reimburse the Issuer for drawings under a Facility Letter of Credit no later than the next Business Day after notice of payment by the Issuer), irrespective of any claim, set-off, defense or other right which the Borrower or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances including, without limitation, any of the following circumstances:

              (1) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (2) the existence of any claim, setoff, defense or other right which the Borrower or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit):

              (3) any draft, certificate or any other document presented under any Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (except to the extent any such invalidity or insufficiency is found in a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuer);

              (4) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

              (5)  the occurrence of any Default or Unmatured Default.

         (d) As among the Borrower, the Issuer, the Administrative Agent and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit (except such as are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuer). In furtherance and not in limitation of the foregoing, the Issuers, the Administrative Agent and the Lenders shall not be responsible (absent gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction) for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reasons; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuer, the Administrative Agent or any Lender.

              II.17.5 PARTICIPATION.

         (a) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.17.3, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Percentage of such Facility Letter of Credit (including, without limitation, all rights and obligations of the Issuer with respect thereof) and any security therefor or guaranty pertaining thereto; PROVIDED, HOWEVER, that a Letter of Credit issued by the Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Agreement if the Administrative Agent and the Issuer shall have received written notice from any Lender on or before the Business Day prior to the date of the issuance of such Letter of Credit that Issuer receives such a notice, it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by such Lender or its receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement.

         (b) In the event that the Issuer makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuer pursuant to Section 2.17.4 (the "Unreimbursed Amount"), the Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender, of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuer the amount of such Lender's Percentage of the Unreimbursed Amount. The failure of any Lender to make available to the Administrative Agent its Percentage of the Unreimbursed Amount shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Percentage of the Unreimbursed Amount on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the Unreimbursed Amount on the date such payment is to be made.

         (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to the Administrative Agent, and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, an amount equal to such Lender's Percentage thereof.

         (d) Upon the request of the Administrative Agent or any Lender, the Issuer shall furnish to the Administrative Agent or such Lender copies of any Facility Letter of Credit and such other documentation as may reasonably be requested by the Administrative Agent or such Lender.

         (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuer with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         (f) In the event any payment by the Borrower received by the Issuer with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuer in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuer, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer upon the amount required to be repaid by it.

              II.17.6 COMPENSATION FOR FACILITY LETTERS OF CREDIT.

         (a) The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a fee with respect to each Facility Letter of Credit, for the period from the Issuance Date thereof to and including the final expiration date thereof, in a per annum amount equal to the product of (A) the average daily undrawn amount of such Facility Letter of Credit times (B) the L/C Fee Percentage. Such fee shall be due and payable in arrears on each Payment Date and, to the extent any such fees are then due and unpaid, on the Termination Date. Promptly upon its receipt of such fee, the Administrative Agent shall remit to each Lender its portion thereof.

         (b) The Borrower shall pay to the Issuer issuance fees for any Facility Letter of Credit solely for the Issuer's own account in an amount in accordance with the Issuer's standard fee schedule or such other amount to which the Issuer and the Borrower may agree in writing. In addition, the Borrower shall pay to the Issuer the Issuer's reasonable out-of-pocket costs of issuing and servicing Facility Letters of Credit.

              II.17.7 LETTER OF CREDIT COLLATERAL ACCOUNT. From and after the occurrence and during the continuance of a Default, the Borrower hereby agrees that it will maintain a special collateral account (the "Letter of Credit Collateral Account") at the Administrative Agent's Domestic Office, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 9.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account.

     II.18 DESIGNATION OF BORROWING SUBSIDIARIES. The Borrower may from time to time designate any Foreign Subsidiary of the Borrower as a "Borrowing Subsidiary" hereunder by causing such Foreign Subsidiary to execute and deliver a duly completed Assumption Letter to the Administrative Agent, with the written consent of the Borrower at the foot thereof. Upon such execution, delivery and consent such Foreign Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on all Advances made to any Borrowing Subsidiary under this Agreement shall have been paid in full and all other obligations of such Borrowing Subsidiary shall have been fully performed, such Borrowing Subsidiary may, by not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate its status as a "Borrowing Subsidiary" hereunder.


                                      III

                            CHANGE IN CIRCUMSTANCES



    III.1     TAXES.

    (a) PAYMENTS TO BE FREE AND CLEAR. All sums payable by any Borrowing Entity whether in respect of principal, interest, fees or otherwise shall be paid without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings imposed by any country, any Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein (collectively, "Taxes"), which amounts shall be paid by such Borrowing Entity as provided in Section 3.1(b). Each Borrowing Entity will pay each Lender the amounts necessary such that the net amount of the principal, interest, fees or other sums received and retained by each Lender is not less than the amount payable under this Agreement.

    (b) GROSSING-UP OF PAYMENTS. If, after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation thereof, or the compliance of any Lender therewith,
(a) requires any Borrowing Entity or any other Person to make any deduction or withholding on account of any such Tax or other amount from any sum paid or expressed to be payable by any Borrowing Entity to any Lender under this Agreement; or (b) requires any party to this Agreement (or any Person on its behalf) other than any Borrowing Entity to make any deduction or withholding from, or (other than on account of tax on the overall net income of that party) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement:

      (i) the applicable Borrowing Entity shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrowing Entity becomes aware of it:

     (ii) the applicable Borrowing Entity shall pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on such Borrowing Entity) for its own account or (if such liability is imposed on any other party to this Agreement) on behalf of and in the name of such other party;

    (iii) the sum payable by any Borrowing Entity in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when such sum is paid) be increased to the extent necessary to ensure that, after the making of such deduction, withholding or payment, such party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and retained had no such deduction, withholding or payment been required or made; and

     (iv) within thirty (30) days after payment of any sum from which any Borrowing Entity is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by
              Section 3.1(b)(ii) to pay, it shall deliver to the Administrative Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (a) are satisfactory to the other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (b) are required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

     III.2 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

      (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrowing Entity (excluding taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

    (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or letters of credit (or participations therein) or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans or letters of credit (or participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans or letters of credit (or participations therein) held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the applicable Borrowing Entities shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its Facility Letters of Credit (or participations therein) and its Commitment.

     III.3 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its Facility Letters of Credit (or participations therein) or its obligation to make Loans and issue (or participate in) Facility
Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     III.4 AVAILABILITY OF EUROCURRENCY ADVANCES. If (a) any Lender determines that maintenance of any of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) the Required Lenders determine that (i) deposits in the relevant Eurocurrency of a type and maturity appropriate to match fund Eurocurrency Loans are not available or (ii) the interest rate applicable to a Eurocurrency Advance does not accurately reflect the cost of making or maintaining such Eurocurrency Advance, then so long as such circumstances shall continue, the Borrowing Entities may not request, convert into or continue any applicable Eurocurrency Advance (and, in the case of clause (a) above, if so required by the applicable law, rule, regulation or directive, the applicable Borrowing Entity shall repay each applicable Eurocurrency Loan).

     III.5 FUNDING INDEMNIFICATION. If any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurocurrency Advance is not made on the date specified by the applicable Borrowing Entity for any reason other than default by the Lenders, the applicable Borrowing Entity will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

     III.6 MITIGATION OF ADDITIONAL COSTS OR ADVERSE CIRCUMSTANCES. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

         (a) an increase in the liability of any Borrowing Entity to such Lender under Section 3.1, 3.2 or 3.3,

         (b)  the unavailability of a Eurocurrency Advance under Section 3.4 or

         (c) a Lender being incapable of receiving payments without deduction or withholding of United States federal income tax;

then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrowing Entities under any of the Sections referred to above in this Section 3.6, such Lender shall promptly upon becoming aware of the same notify the Administrative Agent thereof and shall, in consultation with the Administrative Agent and the Borrower and to the extent that it can do so without disadvantaging itself, take such reasonable steps as may be reasonably open to it to mitigate the effects of such circumstances (including, without limitation, the designation of an alternate Lending Installation or the transfer of its Loans to another Lending Installation). If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Borrower to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Borrower, to assign all its rights and obligations hereunder to another Person nominated by the Borrower with the approval of the Administrative Agent (which shall not be unreasonably withheld) and willing to participate in the facility in place of such Lender; PROVIDED THAT such Person satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 2.16 and 13.3.2. Notwithstanding any such assignment, the obligations of the Borrowing Entities under Sections 3.1, 3.2, 3.3 and 10.7 shall survive any such assignment and be enforceable by such Lender.

     III.7 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Section 3.1, 3.2, 3.3 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowing Entities in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the Eurocurrency, type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the applicable Borrowing Entity of the written statement. The obligations of the Borrowing Entities under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     III.8 MARKET DISRUPTION. Notwithstanding the satisfaction of all conditions referred to in Article IV with respect to any Foreign Currency Advance, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or Lenders which are to make 20% or more of the principal amount of such Advance make it impracticable for the Foreign Currency Loans comprising such Advance to be denominated in the Eurocurrency specified by the applicable Borrowing Entity, then the Administrative Agent shall forthwith give notice thereof to the Borrowing Entities and the Lenders, and such Loans shall not be denominated in such Eurocurrency but shall be made on such Borrowing Date to the Borrower in Dollars in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount specified in the related Borrowing Notice as Alternate Base Rate Loans, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that it elects not to borrow on such date.


                                       IV

                              CONDITIONS PRECEDENT


     IV.1 EFFECTIVENESS. The Lenders shall not be required to make the initial Advance hereunder, the Swing Line Bank shall not be required to make any Swing Line Loan, the Issuer shall not be required to issue any Facility Letter of Credit and this Agreement shall not become effective unless the Borrower has furnished to the Administrative Agent, with sufficient copies for the Lenders, the following items (and the date upon which all such items shall have been so furnished is referred to as the "Effective Date"):

      (i) Copies of a certificate of good standing of the Borrower and each Guarantor Subsidiary, certified by the appropriate governmental officer in their respective jurisdictions of incorporation.

     (ii) Certificates, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor Subsidiary, attaching true and correct copies of (i) their respective articles of incorporation and by-laws and (ii) their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents to be executed by such entity.

    (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor Subsidiary, which shall identify by name and title and bear the signature of the officers of such entity authorized to sign the Loan Documents to which such entity is a party and, in the case of the Borrower, to request borrowings and Facility Letters of Credit hereunder, upon which certificates the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or the applicable Subsidiary, as the case may be.

     (iv) A certificate, signed by the chief financial officer or financial vice president of the Borrower, stating that on Effective Date no Default or Unmatured Default has occurred and is continuing.

      (v) A written opinion of internal counsel to the Borrower and the Guarantor Subsidiaries, addressed to the Lenders in substantially the form of Exhibit "B" hereto.

     (vi) Notes issued by the Borrower payable to the order of each of the Lenders (including the Swing Line Note payable to the order of the Swing Line Bank).

    (vii) Written money transfer instructions, in substantially the form of Exhibit "D" hereto, addressed to the Administrative Agent and signed by an Authorized Officer on behalf of the Borrower, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

    (viii)    The insurance certificate described in Section 5.17.

     (ix)     The Guaranty executed by each of the Guarantor Subsidiaries.

      (x) A compliance certificate substantially in the form of Exhibit "C" hereto completed as of the Effective Date (except that the calculation of EBITDA therein shall be as of the last day of the most recently-completed fiscal quarter).

     (xi) Such other documents as any Lender or its counsel may have reasonably requested.


     IV.2 INITIAL ADVANCE TO EACH BORROWING SUBSIDIARY. No Lender shall be required to make any Advance to a Borrowing Subsidiary unless such Borrowing Subsidiary has furnished to the Administrative Agent, with sufficient copies for the Lenders, the following items:

      (i) Copies of the articles of incorporation or similar organizational documents of such Borrowing Subsidiary, together with all amendments, and a certificate of good standing (if available), both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by an appropriate officer or director of such Borrowing Subsidiary, of its by-laws or similar organizational documents and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents to which such Borrowing Subsidiary is a party.

    (iii) An incumbency certificate, executed by an appropriate officer or director of such Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers or directors of such Borrowing Subsidiary authorized to sign the Loan Documents and to request Loans hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrowing Subsidiary.

     (iv) A written opinion of counsel to such Borrowing Subsidiary, addressed to the Lenders, in form and substance satisfactory to the Administrative Agent.

      (v) Notes issued by such Borrowing Subsidiary to the order of each of the Lenders.

     (vi) Written money transfer instructions, in substantially the form of Exhibit "D" hereto, addressed to the Administrative Agent on behalf of such Borrowing Subsidiary and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

    (vii) Such other documents as any Lender or its counsel may have reasonably requested.

     IV.3 EACH CREDIT EXTENSION. No Lender shall be required to make any Advance, the Swing Line Bank shall not be required to make any Swing Line Loan, and the Issuer shall not be required to issue any Facility Letter of Credit unless on the applicable Borrowing Date or Issuance Date:

      (i)     There exists no Default or Unmatured Default.

     (ii)     The representations and warranties of the Borrower contained in
              Article V are true and correct as of such Borrowing Date or Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date (other than the representations and warranties made under Sections 5.4 and 5.5, which shall be deemed to refer to the most recent annual audited financial statements furnished to the Lenders pursuant to Section 7.1(i) hereof).

    (iii) If such Advance is requested by a Borrowing Subsidiary, the representations and warranties of such Borrowing Subsidiary contained in Article VI are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to the earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     (iv) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

    Each Borrowing Notice with respect to an Advance, each request for a Swing Line Loan and each Letter of Credit Request with respect to a Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.3(i) and (ii) have been satisfied and, if applicable, by the applicable Borrowing Subsidiary that the conditions contained in Sections 4.3(i) and (iii) have been satisfied. Any Lender may require, a duly completed compliance certificate in substantially the form of Exhibit "C" hereto, dated as of the day preceding the applicable Borrowing Date or Issuance Date, as a condition to the making of an Advance or the issuance of a Facility Letter of Credit.


                                       V


                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER


    The Borrower represents and warrants to the Lenders that:

     V.1 CORPORATE EXISTENCE AND STANDING. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that failure to be in good standing or to have any requisite authority could not reasonably be expected to have a Material Adverse Effect.

     V.2 AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and such Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     V.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     V.4 FINANCIAL STATEMENTS. The December 29, 1995 and the September 27, 1996 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the dates such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended, subject to normal year-end adjustments in the case of September 30, 1996 statements.

     V.5 MATERIAL ADVERSE CHANGE. Since December 29, 1995, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

     V.6 TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid (or made arrangements for the timely payment of) all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and its Subsidiaries have not been audited by the Internal Revenue Service. No tax liens have been filed and no claims are being asserted with respect to any such taxes (other than liens and claims in respect of state taxes which do not exceed in the aggregate $500,000). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     V.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section
5.4 or listed on Schedule "4" hereto.

     V.8 SUBSIDIARIES. Schedule "2" hereto contains an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation, the percentage of their respective capital stock owned by the Borrower or other Subsidiaries and whether such Subsidiary is an Active Subsidiary or an Inactive Subsidiary. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     V.9 ERISA. There are no Unfunded Liabilities for any Single Employer Plans. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     V.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     V.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     V.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

     V.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Agency having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except as permitted under clauses (a) and (b) of Section 7.7. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     V.14 OWNERSHIP OF PROPERTIES. Except as set forth on Schedule "3" hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 7.15, to all of the Property and assets reflected in the financial statements as owned by it.

     V.15 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     V.16 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    V.17 INSURANCE. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower and in effect as of the Effective Date and that has been furnished by the Borrower to the Administrative Agent and the Lenders, is complete and accurate.

                                       VI

            REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES


    Each Borrowing Subsidiary represents and warrants to the Lenders that:

     VI.1 CORPORATE EXISTENCE AND STANDING. Such Borrowing Subsidiary and each of its Subsidiaries is a corporation duly incorporated, validly existing and, to the extent the concept of good standing is recognized in the jurisdiction of its incorporation, in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that failure to be in good standing or to have any requisite authority could not reasonably be expected to have a Material Adverse Effect.

     VI.2 AUTHORIZATION AND VALIDITY. Such Borrowing Subsidiary has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of such Borrowing Subsidiary enforceable against such Borrowing Subsidiary in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     VI.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by such Borrowing Subsidiary of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrowing Subsidiary or any of its Subsidiaries or such Borrowing Subsidiary's or any of its Subsidiary's certificate or articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which such Borrowing Subsidiary or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of such Borrowing Subsidiary or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

    VI.4 FILING. To ensure the enforceability or admissibility in evidence of this Agreement and the Notes issued by such Borrowing Subsidiary in such Borrowing Subsidiary's country or organization or incorporation and country which is its principal place of business (each, a "Subject Country"), it is not necessary that this Agreement or such Notes or any other documents be filed or recorded with any court or other authority in any Subject Country or that any stamp or similar tax be paid in respect of this Agreement or such Notes. The qualification by any Lender or the Administrative Agent for admission to do business under the laws of any Subject Country does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Lender or the Administrative Agent of any right, privilege, or remedy afforded to any Lender or the Administrative Agent in connection with the Loan Documents or the enforcement of any such right, privilege, or remedy. The performance by any Lender or the Administrative

Agent of any action required or permitted under the Loan Documents will not violate any law or regulation of any Subject Country or any political subdivision thereof or result in any tax liability or other unfavorable consequence to such party pursuant to the laws of any such Subject Country or political subdivision or taxing authority thereof or any rule or regulation of any federation or organization or similar entity of which such Subject Country is a member.

     VI.5 NO IMMUNITY. Neither such Borrowing Subsidiary nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Borrowing Subsidiary's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

     VI.6 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of such Borrowing Subsidiary and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.


                                     VII

                                  COVENANTS

    During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     VII.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary which is then conducting business, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

    (i) Within 110 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, statements of changes in stockholders equity, and a statement of cash flows (the delivery of which may be satisfied by delivery of the Borrower's annual report on Form 10-K filed with the Securities and Exchange Commission for such fiscal year, which report includes such financial statements), accompanied by any management letter prepared by said accountants.

    (ii) Within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter (the delivery of which may be satisfied by delivery of the Borrower's quarterly report on Form 10-Q filed with the Securities and Exchange Commission for such fiscal quarter, which report includes such financial statements), all certified by its chief financial officer.

    (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit "C" hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

    (iv) Promptly upon the creation or acquisition of any Single Employer Plan, notice of such creation or acquisition; and thereafter, so long as any Single Employer Plan exists, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

    (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

    (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower or the Securities and Exchange Commission, copies of all financial statements, registration statements, reports and proxy statements so furnished.

    (viii) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     VII.2 USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances and other credit extensions hereunder to refinance certain existing indebtedness, for general corporate purposes and to repay outstanding Obligations. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

     VII.3 NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     VII.4 CONDUCT OF BUSINESS; NEW ACTIVE SUBSIDIARIES. The Borrower will, and will cause each Active Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower will cause each Active Subsidiary (other than Spectrum and any Foreign Subsidiary) to be a party to the Guaranty; it being understood that any newly-formed Active Subsidiary, or any Inactive Subsidiary which is to become an Active Subsidiary, shall (unless it is a Foreign Subsidiary): (a) become a party to the Guaranty (by execution of an agreement in form and substance satisfactory to the Administrative Agent) and
(b) deliver to the Administrative Agent (in form and substance satisfactory to the Administrative Agent) the items listed in Section 4.1(i), (ii), (iii) and (v) (which are the items that would have been required to be delivered if such Subsidiary had been a Guarantor Subsidiary as of the Effective Date), whereupon the Borrower shall deliver to the Lenders a revised Schedule "2" showing the addition of such newly-formed Active Subsidiary or the change from Inactive Subsidiary to Active Subsidiary, and such revised Schedule shall replace the old Schedule and shall be deemed to have become part of this Agreement.

     VII.5 TAXES. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

     VII.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain self-insurance, or insurance with financially sound and reputable insurance companies, on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance maintained.

     VII.7 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except (a) such as may be contested in good faith or as to which a bona fide dispute exists (and which, in each case, could not reasonably be expected to result in any material fine, penalty, forfeiture or other liability) and (b) noncompliance which in the aggregate could not reasonably be expected to result in material liability to the Borrower and its Subsidiaries or otherwise result in a Material Adverse Effect.

     VII.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     VII.9 INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     VII.10 DIVIDENDS. At any time after a Default, pursuant to Section 8.2, has occurred and is continuing, the Borrower will not, nor will it permit any Subsidiary to, declare any dividends (or pay any dividends which were not declared or permitted to be declared hereunder) on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends to the Borrower or to a Wholly-Owned Subsidiary.

     VII.11 MERGER. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except (a) any merger or consolidation of a Subsidiary with or into the Borrower or a Wholly-Owned Subsidiary and (b) pursuant to an Acquisition permitted by
Section 7.14(b), provided that the survivor of any merger or consolidation permitted by this clause (b) shall be (i) in the case of any transaction involving the Borrower, the Borrower, and (b) in the case of any other transaction, a Subsidiary.

     VII.12 SALE OF ASSETS. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person except for (i) sales of inventory in the ordinary course of business and
(ii) leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     VII.13 SALE OF ACCOUNTS. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; provided that the Borrower and its Domestic Subsidiaries may sell or transfer receivables to each other

     VII.14 INVESTMENTS AND ACQUISITIONS. The Borrower will not, nor will it permit any Subsidiary to:

              (a) Make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, except:

            (i) obligations maturing in not more than one year issued, or fully guaranteed, by the United States of America.

           (ii) commercial paper maturing in not more than 270 days rated A-2 or better by Standard and Poor's Corporation ("S&P") or P-2 or better by Moody's Investors Service, Inc. ("Moody's").

          (iii) demand deposit accounts maintained in the ordinary course of business.

           (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

            (v) any repurchase agreement with a term of one year or less which (x) is entered into with any Lender or any other commercial bank of the stature referred to in clause (iv) above and (y) is secured by a perfected Lien in any obligation of the type described in clause (i), (ii) or (iv) above (and that has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the other party to such agreement).

           (vi) money market preferred stock of companies listed on the S&P 500 and having a long-term debt rating of A- or better by S&P or A3 or better by Moody's, and short-term (one-year or less) debt instruments, so long as the underlying obligor has a short-term debt rating of A-2 (or MIG-2) or better by S&P or P-2 (or MIG-2) or better by Moody's.


          (vii) Investments in money market funds that invest primarily in items described in clauses (i), (ii), (iv), (v) and (vi) above.

         (viii) participations in short-term loans to any corporation (other than the Company or any subsidiary thereof) organized under the United States of America and rated at least A-2 by S&P or P-2 by Moody's.

          (ix) Investments in the capital stock of Active Subsidiaries; PROVIDED that after giving effect thereto the Borrower is in compliance with Section 7.19.

           (x) Investments in existence on the date hereof (but not including loans and advances to licensees and franchisees) and described in Schedule "2" hereto.

          (xi) loans and advances to any Active Subsidiary; PROVIDED that the aggregate amount of all loans and advances by the Borrower and its Domestic Subsidiaries to Foreign Subsidiaries shall not at any time exceed a Dollar Equivalent amount equal to 15% of Net Worth.

         (xii) Investments by the Borrower in Spectrum at any time; PROVIDED that, after giving effect to such Investments, Spectrum's total assets are less than 5% of Net Worth.

        (xiii)     Investments by Spectrum.

         (xiv) other Investments in Affiliates, licensees and franchisees; PROVIDED, HOWEVER, that the aggregate amount of all Investments permitted solely by this clause does not at any time exceed $30,000,000 (it being understood that any such Investment which passes through more than one entity shall be counted only once in determining compliance herewith).

              (b) Make any Acquisition, except for an Acquisition: (i) for which the board of directors of the Person being acquired has approved the terms of the Acquisition and (ii) where the Person (or assets) being acquired is in (or are to be used in) substantially the same line of business as the Borrower and (iii) for which, if the purchase price (including assumed liabilities) is greater than $50,000,000, the Borrower has first provided the Administrative Agent (which will promptly deliver copies thereof to the Lenders) with (a) financial information with respect to the entity or assets to be acquired (including historical financial statements, pro-forma statements after giving effect to the Acquisition and projections) and (b) a description of the entity or assets to be acquired, the products thereof, markets served and customer concentrations. Upon the consummation of any

    Acquisition permitted hereunder, the Borrower may deliver to the Lenders a revised Schedule "2" listing its new Subsidiary, if any, and such revised Schedule shall replace the old Schedule and shall be deemed to have become part of this Agreement.

    VII.15 LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

           (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

           (v)     Liens arising under one or more Pledge Agreements.

          (vi) Other Liens securing obligations not exceeding 10% of the consolidated assets of the Borrower and its Subsidiaries.

    VII.16 AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or another Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

    VII.7     FINANCIAL COVENANTS.

              VII.17.1 LEVERAGE RATIO. The Borrower shall maintain, on a consolidated basis, at all times a Leverage Ratio not exceeding 3.5 to 1.0.

              VII.17.2 NET WORTH. The Borrower shall maintain, on a consolidated basis, at all times Net Worth of not less than the sum of (i) $375,000,000 plus (ii) 50% of the Borrower's quarterly Net

Income, if positive, for each fiscal quarter ending after September 27, 1996 PLUS (iii) the aggregate net proceeds of any equity offering (including net proceeds under any stock option or executive compensation plan) received by the Borrower after the date of this Agreement.

    VII.18 PLEDGE OF STOCK OF FOREIGN SUBSIDIARIES. The Borrower will, and will cause each applicable Subsidiary to, take such actions as are necessary or as the Administrative Agent or the Required Lenders may from time to time request to ensure that the Obligations are secured by a perfected Lien on 65% of each class of the capital stock of each Foreign Subsidiary (other than a Foreign Subsidiary which is a Wholly-Owned Subsidiary of a Foreign Subsidiary); it being understood that promptly upon the creation or acquisition of any new Foreign Subsidiary (other than a Foreign Subsidiary which is a Wholly-Owned Subsidiary of a Foreign Subsidiary), the Borrower will, or will cause the applicable Domestic Subsidiary to, (a) execute and deliver a Pledge Agreement (in form and substance satisfactory to the Administrative Agent) pledging such stock and
(b) deliver to the Administrative Agent an opinion of appropriate counsel confirming the effectiveness of such pledge and such other matters as the Administrative Agent or the Required Lenders may reasonably request, whereupon the Borrower shall deliver to the Lenders a revised Schedule "2" showing the addition of such Foreign Subsidiary, and such revised Schedule shall replace the old Schedule and shall be deemed to have become a part of this Agreement. Notwithstanding the foregoing provisions of this Section 7.18, the Borrower will not be required to (or to cause the applicable Domestic Subsidiary to) complete the pledge of the stock of (x) Interim Technology (UK) Limited until February 21, 1997 or (y) the first-tier Subsidiaries of the Borrower in the Netherlands (or their successors) until May 29, 1997; it being understood that failure of any of such pledges to be completed by the applicable date shall constitute a breach of this Agreement.

    VII.19 LIMITATION ON FOREIGN SUBSIDIARIES. The Borrower will not at any time permit more than 25% of the total consolidated assets of the Borrower and its Subsidiaries to be owned by, or more than 25% of the consolidated revenues of the Borrower and its Subsidiaries in any fiscal year to be generated by, Foreign Subsidiaries.

    VII.20 PAYROLL ACCOUNTS. Not at any time permit the aggregate amount of all funds in Payroll Accounts to exceed 110% of the aggregate amount of salary, bonuses and similar items reasonably expected to be paid to employees of the Company and its Subsidiaries during the ten days following such time.


                                      VIII

                                    DEFAULTS


    The occurrence of any one or more of the following events shall constitute a Default:

    VIII.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

    VIII.2 Nonpayment of principal of any Note when due; nonpayment of any Reimbursement Obligation when due; or nonpayment of interest upon any Note or of any facility fee or other obligation under any of the Loan Documents within five days after the same becomes due.

    VIII.3    The breach by the Borrower of the second sentence of Section
7.2 or the second sentence of Section 7.18 or any of the terms or provisions of Section 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.17 or 7.19.

    VIII.4 The breach by any Borrowing Entity (other than a breach which constitutes a Default under Section 8.1, 8.2 or 8.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after the earlier to occur of (i) written notice from the Administrative Agent or any Lender or (ii) the date such Borrowing Entity becomes aware of any such breach.

    VIII.5 Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness in excess of $10,000,000 in the aggregate when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $10,000,000 in the aggregate was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $10,000,000 in the aggregate of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

    VIII.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
Section 8.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.7.

    VIII.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any of its Property which constitutes a Substantial Portion, or a proceeding described in Section 8.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

    VIII.8 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

      VIII.9 There are any Unfunded Liabilities for any Single Employer Plan or any Reportable Event shall occur in connection with any Plan.

      VIII.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan.

      VIII.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs.

      VIII.12 The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any of its Subsidiaries, or any other Person, of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      VIII.13   Any Change in Control shall occur.

      VIII.14 The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any guarantor denies that it has any further liability under the Guaranty, or gives notice to such effect.

      VIII.15 Article XV shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of the guaranty contained therein, or the Borrower shall deny that it has any further liability thereunder, or shall give notice to such effect.

      VIII.16 Any Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or assert the invalidity or unenforceability of any Pledge Agreement, or the pledgor thereunder shall fail to comply with any of the terms or provisions of any Pledge Agreement or shall deny that it has any further liability under any Pledge Agreement or shall give notice to such effect.

                                        IX

                  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES



      IX.1 ACCELERATION. If any Default described in Section 8.6 or 8.7 occurs with respect to any Borrowing Entity, the obligations of the Lenders to make Loans and of the Issuer to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs

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


and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and of the Issuer to issue Facility Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrowing Entity hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Administrative Agent the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds shall be invested by the Administrative Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty days, so long as the Borrower has provided the Administrative Agent with such documents as the Administrative Agent shall have requested in order to perfect a security interest in such certificates of deposit. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuer for drafts drawn from time to time under the Facility Letters of Credit.
Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

    If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuer to issue Facility Letters of Credit as a result of any Default (other than any Default as described in Section 8.6 or 8.7 with respect to a Borrowing Entity) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      IX.2 AMENDMENTS. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowing Entities may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowing Entities hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender:

      (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

      (ii)      Reduce the percentage specified in the definition of Required
                Lenders.

      (iii) Extend the Termination Date, or reduce the amount or extend the payment date for the payments required under Section 2.7.3, or (except pursuant to Section 2.6.2) increase the amount of the Commitment of any Lender hereunder, or permit any Borrowing Entity to assign its rights under this Agreement.

      (iv)      Amend this Section 9.2 or Article XV.

      (v) Increase the maximum drawable amount or extend the expiration date of any outstanding Facility Letter of Credit (except as expressly permitted by its terms and in accordance with
                Section 2.17) or reduce the principal amount of or extend the time of payment of any Reimbursement Obligation or fee associated with any Facility Letter of Credit.

      (vi) Release any guarantor of any of the Obligations or any of the collateral (if any).

No amendment of any provision of this Agreement relating to (i) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (ii) the Swing Line Bank shall be effective without the written consent of the Swing Line Bank and (iii) the Issuer shall be effective without the written consent of the Issuer. The Administrative Agent may waive payment of the fee required under Section 2.5.2 without obtaining the consent of any other party to this Agreement.

      IX.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Facility Letter of Credit notwithstanding the existence of a Default or the inability of any Borrowing Entity to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                         X

                                GENERAL PROVISIONS

      X.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowing Entities contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance of the Facility Letters of Credit herein contemplated.

      X.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrowing Entity in violation of any limitation or prohibition provided by any applicable statute or regulation.

      X.3 TAXES. Any taxes (excluding federal income taxes on the overall net income of any Lender) or other similar assessments or charges made by any Governmental Agency in respect of the Loan Documents shall be paid by the relevant Borrowing Entity, together with interest and penalties, if any.

      X.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      X.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowing Entities, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowing Entities, the Administrative Agent and the Lenders relating to the subject matter thereof.

      X.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      X.7 EXPENSES; INDEMNIFICATION. The Borrowing Entities shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrowing Entities also agree to reimburse the Administrative Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrowing Entities further agree to indemnify the Administrative Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder. The obligations of the Borrowing Entities under this Section shall survive the termination of this Agreement.

      X.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

      X.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

      X.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      X.11 NONLIABILITY OF LENDERS. The relationship between the Borrowing Entities and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to any Borrowing Entity. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrowing Entity to review or inform such Borrowing Entity of any matter in connection with any phase of such Borrowing Entity's business or operations.

      X.12 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from any Borrowing Entity pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 13.4.

      X.13 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      X.14 CONSENT TO JURISDICTION. EACH BORROWING ENTITY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWING ENTITY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWING ENTITY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWING ENTITY AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      X.15 WAIVER OF JURY TRIAL. THE BORROWING ENTITIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      X.16 NEW CREDIT FACILITIES. The Borrower, the Administrative Agent, and the Lenders agree that on the Effective Date the following transactions shall be deemed to occur automatically, without further action by any party thereto:

                (a) The Existing Credit Facilities shall be replaced by the New Credit Facilities and the Existing Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement; and

                (b) All Indebtedness, liabilities and obligations outstanding under the Existing Agreement and the promissory notes delivered thereunder shall, to the extent not paid on the Effective Date, be deemed to be Obligations outstanding hereunder. Each Lender party to the Existing Agreement shall, promptly after receipt of its Notes hereunder, return to the Borrower the promissory notes received by it in connection with the Existing Agreement.

The Borrower, the Administrative Agent, and the Lenders agree that (i) all terms and conditions of the Existing Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder, and (ii) the representations, warranties and covenants set forth herein shall become effective concurrently with the occurrence of the Effective Date.

      X.17 LANGUAGE. The Loan Documents and all notices, communications, opinions and other documents to be furnished by or on behalf of any Borrowing Entity pursuant to the Loan Documents shall be in the English language or, in the case of any notices, communications, opinions or other documents submitted in another language, accompanied by a certified English translation thereof, and in the event of any conflict between the English text and such other text of any such document, the English text shall prevail.

                                        XI

                             THE ADMINISTRATIVE AGENT

    XI.1 APPOINTMENT. The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XI. The Administrative Agent shall not have a fiduciary relationship in respect of any Borrowing Entity or any Lender by reason of this Agreement.

    XI.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

    XI.3 GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Borrowing Entity, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

    XI.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by a Borrowing Entity to the Administrative Agent at such time, but is voluntarily furnished by a Borrowing Entity to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

    XI.5 ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

    XI.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

    XI.7 RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

    XI.8 ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by a Borrowing Entity for which the Administrative Agent is entitled to reimbursement by such Borrowing Entity under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

    XI.9 RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender; PROVIDED that at any time that the Administrative Agent is not a Lender, the Administrative Agent agrees to resign in accordance with Section 11.11 upon the request of the Borrower or the Required Lenders so long as arrangements are made to replace First Chicago (or the institution then acting as Administrative Agent) as Issuer and Swing Line Bank concurrently with the effectiveness of such resignation.

    XI.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

    XI.11 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at anytime by giving written notice thereof to the Lenders and the Borrowing Entities, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint (with, so long as no Default or Unmatured Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld), on behalf of the Borrowing Entities and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrowing Entities and the Lenders, a successor Administrative Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrowing Entities shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

    XI.12 DOCUMENTATION AGENT; CO-AGENTS. None of the Lenders identified in this Agreement or any other Loan Document as the "Documentation Agent" or as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or any other Loan Document or in taking or refraining from taking any action hereunder or thereunder or pursuant hereto or thereto.

                                      XII

                             SETOFF; RATABLE PAYMENTS

    XII.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available, but excluding deposits in accounts which have been designated by the Borrower to the applicable Lender as Payroll Accounts) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrowing Entity may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

    XII.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance (other than payments received pursuant to Section 3.1, 3.2, 3.3 or 3.5) or its participation in any Facility Letter of Credit in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising that Advance or of the participations in Facility Letters of Credit held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans comprising that Advance or participations in the Facility Letters of Credit. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans and Facility Letters of Credit. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

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

                                      XIII

             BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

    XIII.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowing Entities, the Lenders, the Issuer and the Administrative Agent and their respective successors and assigns, except that (i) no Borrowing Entity shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section
13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Borrowing Entity, the Issuer or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

  XIII.2   PARTICIPATIONS.

        XIII.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowing Entities under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowing Entities and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         XIII.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Facility Letter of Credit or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Facility Letter of Credit or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Letter of Credit Obligation or Commitment, releases any guarantor of any such Loan or releases any of the collateral, if any, securing any such Loan, Letter of Credit Obligation or Commitment.

        XIII.2.3 BENEFIT OF SETOFF. The Borrowing Entities agree that each Participant shall be deemed to have the right of setoff provided in Section
12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

    XIII.3 ASSIGNMENTS.

         XIII.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; PROVIDED, HOWEVER, that any such assignment shall be in a minimum amount of $5,000,000; and PROVIDED, FURTHER, that any Lender which is assigning less than all of its rights and obligations hereunder shall retain a Commitment of at least $10,000,000. Such assignment shall be substantially in the form of Exhibit "E" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld.

         XIII.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit "E" hereto (a "Notice of Assignment"), together with any consents required by Section 13.3.1, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and or rights and obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrowing Entity, any Lender or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment assigned to such Purchaser. Upon the consummation of any assignment pursuant to this Section
13.3.2 to a Purchaser which is not already a Lender, the transferor Lender, the Administrative Agent and the Borrowing Entities shall make appropriate arrangements so that new Notes are issued to such Purchaser. In addition, within a reasonable time after the effective date of any assignment, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule "1" reflecting the revised Percentages of each of the Lenders and shall distribute such revised Schedule "1" to each of the Lenders and the Borrower and such revised Schedule "1" shall replace the old Schedule "1" and become part of this Agreement.

    XIII.4 DISSEMINATION OF INFORMATION. The Borrowing Entities authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

    XIII.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.16.

                                      XIV

                                    NOTICES

    XIV.1 GIVING NOTICE. Except as otherwise permitted by Section 2.11 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties; PROVIDED that any notices and communications to NationsBank, N.A. shall be as follows: (i) all original documentation shall be directed to NationsBank, NC1-001-1503, 101 North Tryon, Charlotte, North Carolina 28255, Attention:
Corporate Credit Support, with a copy to NationsBank, N.A. at its address set forth below its signature hereto, or at such other address to be designated by it in a notice to the other parties; and (ii) any notice or communication regarding other credit matters shall be directed to NationsBank, N.A. at its address set forth below its signature hereto or at such other address as may be designated by it in a notice to the other parties. Any notice, if mailed or delivered by courier or overnight delivery service and properly addressed with postage or delivery fees prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

    XIV.2 CHANGE OF ADDRESS. Any Borrowing Entity, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

    XIV.3 NOTICES TO AND BY BORROWING SUBSIDIARIES. Any notice to be given to any Borrowing Subsidiary may be given to the Borrower (and shall conclusively be deemed to have been received by such Borrowing Subsidiary when received, or deemed received, by the Borrower). Each Borrowing Subsidiary agrees that the Borrower may give notices hereunder on behalf of such Borrowing Subsidiary, and that any such notice given by the Borrower on behalf of such Borrowing Subsidiary shall be binding upon such Borrowing Subsidiary.

                                       XV

            BORROWER GUARANTY OF BORROWING SUBSIDIARY OBLIGATIONS

    XV.1 DIRECT OBLIGATIONS. The Borrower hereby unconditionally and irrevocably affirms to the Lenders its direct liability for, and guarantees to the Lenders, the due and punctual payment of the Borrowing Subsidiary Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Notes issued by each Borrowing Subsidiary, and punctual payment of all other sums now or hereafter owed by each Borrowing Subsidiary under this Agreement and each Note issued by such Borrowing Subsidiary as and when the same shall become due (whether by acceleration or otherwise) and according to the terms hereof and thereof. In case of failure by any Borrowing Subsidiary punctually to pay any Borrowing Subsidiary Obligation, the Borrower hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrowing Subsidiary.

    XV.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower under this Article XV shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Borrowing Subsidiary hereunder or under any Note issued by such Borrowing Subsidiary, by operation of law or otherwise;

         (b)  any modification or amendment of or supplement to any Loan
    Document;

         (c) any compromise, settlement, modification, amendment, waiver, release, non-perfection or invalidity of or to any direct or indirect security, guarantee or other liability of any third party with respect to any Borrowing Subsidiary Obligation;

         (d) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any Borrowing Subsidiary or its assets or any resulting release or discharge of any Borrowing Subsidiary Obligation;

         (e) the existence of any claim, set-off or other right which the Borrower may have at any time against any Borrowing Subsidiary, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with this Agreement, PROVIDED, HOWEVER, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

         (f) any invalidity or unenforceability relating to or against any Borrowing Subsidiary for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrowing Subsidiary of the principal of or interest on any Note issued by such Borrowing Subsidiary or any other amount payable by any Borrowing Subsidiary under this Agreement; or

         (g) any other act or omission to act or delay of any kind by any Borrowing Subsidiary, the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Borrower under this Article XV.

    XV.3 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Borrower's obligations under this Article XV shall remain in full force and effect until the Aggregate Commitment has expired or is terminated and the principal of and interest on the Notes and all other

Obligations payable under the Loan Documents shall have been paid in full.
If at any time any payment of the principal of or interest on any Note issued by any Borrowing Subsidiary or any other amount payable by any Borrowing Subsidiary under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary or otherwise, the Borrower's obligations under this
Article XV with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time. This
Section 15.3 shall survive the termination of this Agreement and the payment in full of the Obligations.

    XV.4 WAIVER. The Borrower irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrowing Subsidiary or any other Person. The Borrower waives any benefit of the collateral, if any, which may from time to time secure the Obligations or any part thereof and authorizes the Administrative Agent or the Lenders to take any action, or exercise any remedy with respect thereto, which the Administrative Agent or the Lenders in its or their sole discretion shall determine, without notice to the Borrower. In the event the Lenders in their sole discretion elect to give notice of any action with respect to the collateral, if any, securing the Obligations or any part thereof, ten days' written notice mailed to the Borrower by certified mail at the address shown hereon shall be deemed reasonable notice of any matter contained in such notice.

    XV.5 STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by any Borrowing Subsidiary under any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of any Borrowing Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Borrower hereunder forthwith on demand by the Administrative Agent.

    XV.6 PAYMENTS.  All payments to be made by the Borrower pursuant to this
Article XV shall be made at the times and in the manner and in the currency prescribed for payments in this Agreement.

    XV.7 DELAY OF SUBROGATION.  Until the Borrower's Obligations under this
Article XV have been paid in full and terminated, the Borrower shall not exercise any right of subrogation with respect to payments made by the Borrower pursuant to this Article XV.

                                      XVI

                                   COUNTERPARTS

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

    IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                  By: /s/ Shanon Allen
                                      ---------------------------------------
                                  Print Name: Shanon Allen
                                              -------------------------------
                                  Title: Assistant Treasurer
                                         ------------------------------------
                                            2050 Spectrum Boulevard
                                            Fort Lauderdale, FL  33309
                                            Phone:  (954) 351-8244
                                            Fax:  (954) 489-6085

                                  Attention:  Shannon Allen



                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  INDIVIDUALLY AND AS ADMINISTRATIVE AGENT
                                   AND AS ISSUER


                                  By: /s/ James Heinz
                                      -----------------------------------------
                                  Print Name: James Heinz
                                              ---------------------------------
                                  Title: Vice President
                                         --------------------------------------
                                            One First National Plaza
                                            Chicago, Illinois  60670
                                            Phone: (312) 732-7343
                                            Fax: (312) 732-3885

                                  Attention: James Heinz

                                  NATIONSBANK, N.A.,
                                  INDIVIDUALLY AND AS DOCUMENTATION AGENT



                                  By: /s/ Andrew Airheart
                                      ---------------------------------------
                                  Print Name: Andrew Airheart
                                              -------------------------------
                                  Title: Sr. Vice President
                                         ------------------------------------
                                            Corporate Banking
                                            100 Southeast Second Street, 14th
                                             Floor
                                            Miami, Florida  33131
                                            Phone:    (305) 533-2428
                                            Fax: (305) 533-2437

                                  Attention: Maria Conroy

                                  BANK OF AMERICA ILLINOIS


                                  By: /s/ Laurens F. Schaad, Jr.
                                      ----------------------------------------
                                  Print Name: Laurens F. Schaad, Jr.
                                              --------------------------------
                                  Title: Vice President
                                         -------------------------------------
                                            1230 Peachtree Street
                                            Suite 3800
                                            Atlanta, Georgia  30309
                                            Phone:  (404) 249-6915
                                            Fax:   (404) 249-6938

                                  Attention: Laurens F. Schaad, Jr.

                                  THE FUJI BANK, LIMITED,


                                  By: /s/ Masa Kobayashi
                                      ----------------------------------------
                                  Name Printed: Masa Kobayashi
                                                ------------------------------
                                  Title:
                                         -------------------------------------
                                            Two World Trade Center Place, 79th
                                            Floor
                                            New York, New York 10048
                                            Phone:  (212) 898-2085

                                  Attention: Masa Kobayashi

                                  ABN AMRO BANK N.V.

                                  BY ABN AMRO NORTH AMERICA, INC.,
                                   AS AGENT


                                  By: /s/ Deborah Day Orozco
                                      ----------------------------------------
                                  Print Name: Deborah Day Orozco
                                              --------------------------------
                                  Title: Vice President
                                         -------------------------------------



                                  By: /s/ Richard Lavinia
                                      ----------------------------------------
                                  Print Name: Richard Lavinia
                                              --------------------------------
                                  Title: Group Vice President
                                         -------------------------------------
                                            200 S. Biscayne Blvd., 22nd Floor
                                            Miami, Florida  33131
                                            Phone: (305) 579-9760
                                            Fax:   (305) 372-2397

                                  Attention:  Deborah Day Orozco

                                  MORGAN GUARANTY TRUST
                                  COMPANY OF NEW YORK


                                  By: /s/ Jeffrey Hwang
                                      ----------------------------------------
                                  Print Name: Jeffrey Hwang
                                              --------------------------------
                                  Title: Vice President
                                         -------------------------------------
                                            60 Wall Street
                                            New York, New York 10260-0060
                                            Phone:    (212) 648-6503
                                            Fax: (212) 648-5014

                                  Attention: Jeffrey Hwang

                                  BARNETT BANK, N.A.


                                  By: /s/ Michael Cooney
                                      ----------------------------------------
                                  Print Name: Michael Cooney
                                              --------------------------------
                                  Title: Vice President
                                         -------------------------------------
                                            One East Broward Boulevard
                                            4th Floor
                                            Fort Lauderdale, Florida  33301
                                            Phone:    (954) 765-1675
                                            Fax: (954) 765-1663

                                  Attention:  Michael Cooney, Vice President

                                    EXHIBIT "A-1"

                                     FORM OF NOTE

                                                                     _________,

    ___________________, a _____________ (the "Borrowing Entity"), promises to pay to the order of ___________ (the "Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowing Entity pursuant to the Second Amended and Restated Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement") hereinafter referred to, in immediately available funds in the currency and at the place specified pursuant to the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on all Loans in full on the Termination Date.

    The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, currency and amount of each Loan and the date and amount of each principal payment hereunder, PROVIDED, HOWEVER, that any failure to so record shall not affect the Borrowing Entity's obligations under any Loan Document.

    This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of January 15, 1997 among [the Borrowing Entity, various Borrowing Subsidiaries thereof] [Interim Services Inc., various Borrowing Subsidiaries thereof (including the Borrowing Entity)], NationsBank, N.A., individually and as Documentation Agent, The First National Bank of Chicago, individually and as Administrative Agent, and the lenders named therein, including the Lender, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement. This Note shall be governed by the internal laws (and not the law of conflicts) of the State of Illinois.


                        [INTERIM SERVICES INC./BORROWING SUBSIDIARY]

                        By:________________________________________

                         Title:____________________________________

STATE OF ILLINOIS  )
                   ) SS
COUNTY OF COOK     )



    The foregoing note was executed before me this ________ day of _____________, ____, by _____________________________________________, a
____________________________ of _________________________, on behalf of said corporation.




                                           ___________________________________



                                            My Commission Expires:__________

                     SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                          TO
                            NOTE OF _____________________
                                DATED _________, ____


            Currency and
               Principal       Maturity        Principal
               Amount        of Interest        Amount          Unpaid
Date          of Loan          Period            Paid          Balance
----       -------------     -----------       ---------       -------

                                    EXHIBIT "A-2"

                                       FORM OF
                                   SWING LINE NOTE


$5,000,000                                                      January 15, 1997

    INTERIM SERVICES INC., a Delaware corporation (the "Borrower"), promises to pay to the order of The First National Bank of Chicago (the "Swing Line Bank") the lesser of the principal sum of Five Million Dollars or the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to Section 2.2 of the Second Amended and Restated Credit Agreement (as amended or otherwise modified from time to time, the "Agreement") hereinafter referred to, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Swing Line Loans in full on the Termination Date.

    The Swing Line Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Swing Line Loan and the date and amount of each principal payment hereunder.

    This Swing Line Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of January 15, 1997 among the Borrower, various Borrowing Subsidiaries thereof, NationsBank, N.A., as Documentation Agent, The First National Bank of Chicago, as Administrative Agent, and the lenders named therein, including the Swing Line Bank, to which Agreement, as it may be amended or otherwise modified from time to time, reference is hereby made for a statement of the terms and conditions governing this Swing Line Note, including the terms and conditions under which this Swing Line Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                  ____________________________________________


                                  By:_________________________________________
                                  Print Name:_________________________________
                                  Title:______________________________________

                     SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                          TO
                       SWING LINE NOTE OF INTERIM SERVICES INC.
                                DATED JANUARY 15, 1997


                 Principal                       Principal
                  Amount           Maturity        Amount           Unpaid
Date             of Loan             Date           Paid           Balance
----             ---------         --------      ----------        -------

                                     EXHIBIT "B"
                                   FORM OF OPINION
                              OF COUNSEL TO THE BORROWER

                                                   January __, 1997

The Administrative Agent and the Lenders who are parties to the Credit Agreement described below.

Gentlemen/Ladies:

    I am counsel for Interim Services Inc. (the "Borrower") and each of its Subsidiaries, and have represented (i) the Borrower in connection with its execution and delivery of the Second Amended and Restated Credit Agreement among the Borrower, various Borrowing Subsidiaries thereof, NationsBank, N.A., as Documentation Agent, The First National Bank of Chicago, as Administrative Agent, and the Lenders named therein, providing for Advances in an aggregate principal amount not exceeding $200,000,000 (subject to increases up to $300,000,000) at any one time outstanding and dated as of January 15, 1997 (the "Agreement") and (ii) the Guarantor Subsidiaries in connection with their execution and delivery of the Guaranty. All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Agreement.

    I have examined executed originals or copies, certified or otherwise identified to my satisfaction, of (i) certificates of the Secretary of State of the states in which the Borrower and the Guarantor Subsidiaries are incorporated, attesting to the continued corporate existence and good standing of the Borrower and the Guarantor Subsidiaries, (ii) the Loan Documents and (iii) such corporate records of the Borrower and the Guarantor Subsidiaries and such agreements, instruments and documents, including certificates of public officials, as I have deemed necessary as a basis for the opinions expressed herein.

    Based upon the foregoing, it is my opinion that:

    l. Each of the Borrower and each Guarantor Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

    2. The execution and delivery of the Loan Documents by the Borrower and the Guarantor Subsidiaries and the performance by the Borrower and the Guarantor Subsidiaries of their respective obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and the Guarantor Subsidiaries and will not:

         (a) require any consent of the Borrower's or any Guarantor Subsidiary's shareholders;

         (b) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Guarantor Subsidiary or the Borrower's or any Guarantor Subsidiary's articles of incorporation or by-laws or any indenture, instrument or agreement binding upon the Borrower or any Guarantor Subsidiary; or

         (c) result in, or require, the creation or imposition of any Lien pursuant to the provisions of any indenture, instrument or agreement binding upon the Borrower or any provisions Guarantor Subsidiary.

    3. The Agreement and the Notes issued by the Borrower have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

    4. The Guaranty has been duly executed and delivered by each Guarantor Subsidiary and the Guaranty constitutes the legal, valid and binding obligation of each Guarantor Subsidiary enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

    5. There is no litigation or proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

    6. No approval, authorization, consent, adjudication or order of any Governmental Agency, which has not been obtained by the Borrower or any Guarantor Subsidiary, is required to be obtained by the Borrower or any Guarantor Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement or the payment by the Borrower or any Guarantor Subsidiary of any of the Obligations.

    The opinion expressed herein is limited by, subject to and based upon the following assumptions, exceptions, qualifications and limitations:

    a) My opinion in paragraph 1 as to good standing is based upon the applicable Good Standing Certificates.

    b) This opinion is limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In rendering my opinion as to the legality, validity, binding effect and enforceability of any Loan Document, I have assumed that such Loan Document is governed by the laws of the State of Florida notwithstanding the parties' selection of Illinois law as the governing law. In making such assumption, I do not imply that the Florida courts would not give effect to the selection of Illinois law as the governing law of the Loan Documents.

    c) This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

    d) This opinion is as of the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in law which may hereafter occur.

    This opinion is being delivered to you pursuant to Section 4.1(v) of the Agreement and may be relied upon by the Administrative Agent, the Lenders and their permitted assignees. Without my prior written consent, this opinion may not be relied upon by any other person or quoted in whole or in part or otherwise referred to in any legal opinion, report or other document.


                             Very truly yours,




                             ________________________________________

                                     EXHIBIT "C"

                                COMPLIANCE CERTIFICATE



To: The Lenders parties to the
    Credit Agreement Described Below

    This Compliance Certificate is furnished pursuant to the Second Amended and Restated Credit Agreement dated as of January 15, 1997 (as amended, modified, renewed or extended from time to time, the "Agreement") among the Borrower, various Borrowing Subsidiaries thereof, the lenders party thereto, NationsBank, N.A., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

    THE UNDERSIGNED HEREBY CERTIFIES THAT:

    1. I am the duly elected _____________________ of the Borrower;

    2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

    3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

    4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct, and Schedule II attached hereto sets forth the determination of the interest rate to be paid for Advances commencing five days following the delivery hereof.

    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

    ---------------------------------------------------------------------------
    ---------------------------------------------------------------------------
    ---------------------------------------------------------------------------
    ---------------------------------------------------------------------------

    The foregoing certifications, together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____________ , _____.


                                               -------------------------------
                                               Name Printed:
                                                            ------------------

                                       [SAMPLE]

                         SCHEDULE I TO COMPLIANCE CERTIFICATE

                 Schedule of Compliance as of                   with
                        Provisions of _______ and ________ of
                                    the Agreement

                                     EXHIBIT "D"

                    LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
as Administrative Agent (the "Administrative Agent") under the Credit Agreement Described Below.

Re: Second Amended and Restated Credit Agreement, dated as of January 15, 1997
    (as the same may be amended or modified, the "Credit Agreement"), among Interim Services Inc. (the "Borrower"), various Borrowing Subsidiaries thereof, NationsBank, N.A., as Documentation Agent, The First National Bank of Chicago, as Administrative Agent, and the Lenders named therein Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

    The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by [Name of Borrowing Entity] (the "Borrowing Entity"), provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrowing Entity in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.11 of the Credit Agreement.

Facility Identification Number(s)
                                 ---------------------------------

Customer/Account Name
                     -----------------------------------------------------

Transfer Funds To
                 ---------------------------------------------------------

                 ---------------------------------------------------------

                 ---------------------------------------------------------

For Account No.
               -----------------------------------------------------------

Reference/Attention To
                      ----------------------------------------------------

Authorized Officer (Customer Representative)     Date ____________________


--------------------------------------------     -------------------------
(Please Print)                                   Signature


Bank Officer Name                                Date ____________________


--------------------------------------------     -------------------------
(Please Print)                                   Signature


   (DELIVER COMPLETED FORM TO CREDIT SUPPORT STAFF FOR IMMEDIATE PROCESSING)

                                     EXHIBIT "E"

                                 ASSIGNMENT AGREEMENT


    This Assignment Agreement (this "Assignment Agreement") between _________________________ (the "Assignor") and __________________ (the
"Assignee") is dated as of ________________ , _____ . The parties hereto agree as follows:


    1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

    2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans and participations in Facility Letters of Credit and Swing Line Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

    3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Annex "I" attached hereto has been delivered to the Administrative Agent. Such Notice of Assignment must include any consents required to be delivered to the Administrative Agent by Section 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

    4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurocurrency Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurocurrency Loan becomes due, by acceleration or otherwise (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurocurrency Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurocurrency Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurocurrency Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the applicable Borrowing Entity with respect to any Eurocurrency Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurocurrency Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurocurrency Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurocurrency Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurocurrency Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor
(i) any principal payments received from the Administrative Agent with respect to Eurocurrency Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans, or the Payment Date, in the case of Eurocurrency Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

    5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Eurocurrency Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the applicable Borrowing Entity or if the facility fee was ___ of 1% less than the facility fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___ % of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement.

* Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

    6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrowing Entity or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of any Borrowing Entity or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of any Borrowing Entity, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Obligations or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Facility Letters of Credit or the Loan Documents.

    7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Issuer, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender,
(v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].*

    8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

*to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

    9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under [Sections 4, 5 and 8] hereof.

    10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

    11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

    12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

    13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to Schedule 1.

    IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                             [NAME OF ASSIGNOR]

                             By:
                                       ------------------------------------

                             Title:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------




                             [NAME OF ASSIGNEE]

                             By:
                                       ------------------------------------

                             Title:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                      SCHEDULE 1
                               to Assignment Agreement

1. Description and Date of Credit Agreement: Second Amended and Restated Credit Agreement dated as of January 15, 1997 among Interim Services Inc., various Borrowing Subsidiaries thereof, the Lenders party thereto, NationsBank, N.A., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent

2.  Date of Assignment Agreement:  _____________, ___

3.  Amounts (As of Date of Item 2 above):

                                             FACILITY
                                             --------
    a.   Total of Commitments
         (Loans and participations
         in Facility Letters of Credit
         and Swing Line Loans)* under
         Credit Agreement                    $________

    b.   Assignee's Percentage
         of the Facility purchased
         under the Assignment
         Agreement**                         ________%

    c.   Amount of Assigned Share in
         the Facility purchased under
         the Assignment
         Agreement                           $________

4.  Assignee's aggregate Commitment
    (Loans and participations in
    Facility Letters of Credit and
    Swing Line Loans)* purchased
    under the Assignment Agreement:          $________

5.  Proposed Effective Date:                 ___________

Accepted and Agreed:

[NAME OF ASSIGNOR]                               [NAME OF ASSIGNEE]
By:                                              By:
    -----------------------                          ----------------------
Title:                                           Title:
       --------------------                             -------------------

 * If a Commitment has been terminated, insert outstanding Loans and participations in Facility Letters of Credit and Swing Line Loans in place of Commitment.
**  Percentage taken to 10 decimal places.

                   Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

            Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                      ANNEX "I"
                               to Assignment Agreement

                                       NOTICE
                                    OF ASSIGNMENT


                                                      -----------------, -----


To:       Interim Services Inc.*
          __________________________________
          __________________________________

          The First National Bank of Chicago
          __________________________________
          __________________________________


From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")


     1. We refer to the Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Administrative Agent pursuant to Section 13.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, _____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in
Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3.1 and 13.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the

----------------
* To be included only if consent must be obtained pursuant to Section 13.3.1 of the Credit Agreement.

Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by
the Assignor and the Assignee.   At the request of the Administrative Agent,
the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.


     5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by Section
13.3.2 of the Credit Agreement.

     6. [The Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrowing Entities to execute and deliver new Notes to the Assignee]. [The Assignor agrees to deliver to the Administrative Agent the Notes received by it from the Borrowing Entities.]

     7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to any Borrowing Entity or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

NAME OF ASSIGNOR                   NAME OF ASSIGNEE

By:                                By:
   -------------------------          ----------------------------

Title:                             Title:
      ----------------------             -------------------------

ACKNOWLEDGED AND CONSENTED TO      ACKNOWLEDGED AND CONSENTED TO
  BY THE FIRST NATIONAL BANK         BY INTERIM SERVICES INC.**
  OF CHICAGO

By:                                By:
   -------------------------           ---------------------------
Title:                             Title:
      ----------------------             -------------------------

          [Attach photocopy of Schedule 1 to Assignment]
*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

------------------
* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

**   To be included only if consent must be obtained pursuant to Section
     13.3.1 of the Credit Agreement.

                                EXHIBIT "F"

            FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT


     This AMENDMENT is made as of the ___ day of ______________, ____ by and among Interim Services Inc. (the "Borrower"), NationsBank, N.A., as Documentation Agent, The First National Bank of Chicago, as Administrative Agent under the "Credit Agreement" (as defined below) (the "Administrative Agent") and ________________________ (the "Supplemental Lender").

     The Borrower, the Administrative Agent and certain other Lenders, as described therein, are parties to a Second Amended and Restated Credit Agreement dated as of January 15, 1997 (the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

     Pursuant to Section 2.6.2 of the Credit Agreement, the Borrower has the right to increase the Aggregate Commitment by obtaining additional Commitments upon satisfaction of certain conditions, and this Amendment requires only the signature of the Borrower, the Administrative Agent and the Supplemental Lender so long as the Aggregate Commitment is not increased above $300,000,000.

     The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment or (b) a new Lender which is a lending institution whose identity the Administrative Agent will approve by its signature below.

     In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a Commitment of $________________, resulting in a new Aggregate Commitment of $_________________ as of the date hereof, and if it is a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.

     If the Supplemental Lender is a new Lender, the Borrowing Entities have executed and delivered to the Supplemental Lender as of the date hereof new Notes in the form attached to the Credit Agreement to evidence the Loans by the Supplemental Lender.

     IN WITNESS WHEREOF, the Administrative Agent, the Borrower and the Supplemental Lender have executed this Amendment as of the date shown above.


                    INTERIM SERVICES INC.


                    By:_______________________________________
                    Its_______________________________________



                    [SUPPLEMENTAL LENDER]


                    By:_______________________________________
                    Its_______________________________________



                    THE FIRST NATIONAL BANK OF CHICAGO, as Administrative
                    Agent


                    By:_______________________________________
                    Its_______________________________________

                                EXHIBIT "G"

                                  FORM OF
                             PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Agreement") dated as of __________________, _____ is between Interim Services, Inc., a Delaware corporation (the "Pledgor"), and THE FIRST NATIONAL BANK OF CHICAGO in its capacity as administrative agent for the Lenders referred to below (in such capacity, the "Administrative Agent").

                       W I T N E S S E T H:
                       - - - - - - - - - -

     WHEREAS, pursuant to a Credit Agreement dated January 15, 1997 (as amended or otherwise modified from time, the "Credit Agreement") among the Pledgor, various financial institutions (such financial institutions, together with their respective successors and assigns, collectively the "Lenders" and individually each a "Lender") and the Administrative Agent, the Lenders have agreed to make loans to, and to issue letters of credit for the account of, the Pledgor and certain of its subsidiaries from time to time;

     WHEREAS, the Pledgor has unconditionally guaranteed the full and punctual payment of all obligations of its subsidiaries under or in connection with the Credit Agreement; and

     WHEREAS, it is a condition precedent to the making of loans and the issuance of letters of credit under the Credit Agreement that the Pledgor execute and deliver this Agreement;

     NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Pledgor or any of its subsidiaries under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. When used herein, the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

          COLLATERAL - see SECTION 2.

          DEFAULT means the occurrence of any of the following events: (a) any Unmatured Default (as defined in the Credit Agreement) under Section 8.2, 8.6 or 8.7 of the Credit Agreement; (b) any Default (as defined in the Credit Agreement); or (c) any warranty of the Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Administrative Agent's security interest in any of the Collateral is not perfected or any right or remedy of the Administrative Agent with respect to any of the Collateral is materially impaired or otherwise materially adversely affected.

          HEDGING AGREEMENT means any Rate Hedging Agreement (as defined in the Credit Agreement) entered into by the Pledgor with any Lender or any affiliate of a Lender in connection with Loans (as defined in the Credit Agreement) under the Credit Agreement.

          ISSUER means the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

          LENDER PARTIES means the Administrative Agent, each Lender and any affiliate of a Lender which is a party to a Hedging Agreement.

          LIABILITIES means all obligations (monetary or otherwise) of the Pledgor or any Subsidiary Guarantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Credit Agreement, the Notes, this Agreement, any other Loan Document, any Hedging Agreement or any document or instrument executed in connection therewith, including, without limitation, all reimbursement obligations in respect of the Facility Letters of Credit (as defined in the Credit Agreement) and all obligations arising under Article XV of the Credit Agreement.

          LOAN DOCUMENT has the meaning assigned to such term in the Credit Agreement.

          SUBSIDIARY GUARANTOR has the meaning assigned to such term in the Credit Agreement.

     2. PLEDGE. As security for the payment of all Liabilities, the Pledgor hereby pledges to the Administrative Agent for the benefit of the Administrative Agent and the Lender Parties, and grants to the Administrative Agent for the benefit of the Administrative Agent and the Lender Parties a continuing security interest in, all of the following:

     A. All of the shares of stock and other securities described in SCHEDULE I hereto, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

     B.   All additional shares of stock of any of the Issuers listed in
          SCHEDULE I hereto at any time and from time to time acquired by the Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

     C. All other property hereafter delivered to the Administrative Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     D.   All products and proceeds of all of the foregoing.

All of the foregoing are herein collectively called the "Collateral".

     The Pledgor agrees to deliver to the Administrative Agent, promptly upon receipt and in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank), any Collateral (other than dividends which the Pledgor is entitled to receive and retain pursuant to
SECTION 5 hereof) which may at any time or from time to time come into the possession or control of the Pledgor; and prior to the delivery thereof to the Administrative Agent, such Collateral shall be held by the Pledgor separate and apart from its other property and in express trust for the Administrative Agent.

     3. WARRANTIES; FURTHER ASSURANCES. The Pledgor warrants to the Administrative Agent and each Lender Party that: (a) the Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will
be) the legal and equitable owner of the Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; (b) the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in the Collateral in favor of the Administrative Agent; (c) all shares of stock referred to in SCHEDULE I hereto are duly authorized, validly issued, fully paid and non-assessable; (d) as to each Issuer whose name appears in SCHEDULE I hereto, the Collateral represents on the date hereof not less than the applicable percentage (as shown in SCHEDULE I hereto) of the total shares of capital stock issued and outstanding of such Issuer; and (e) the information contained in SCHEDULE I hereto is true and accurate in all respects.

     So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of any Lender Party with respect to the creation of any Liabilities, the Pledgor (i) shall not, without the express prior written consent of the Administrative Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral;
(ii) shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Administrative Agent) and do such other acts and things, all as the Administrative Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities; (iii) will execute and deliver to the Administrative Agent such stock powers and similar documents relating to the Collateral, satisfactory in form and substance to the Administrative Agent, as the Administrative Agent may reasonably request; and
(iv) will furnish the Administrative Agent or any Lender Party such information concerning the Collateral as the Administrative Agent or such Lender Party may from time to time reasonably request, and will permit the Administrative Agent or any Lender Party or any designee of the Administrative Agent or any Lender Party, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Pledgor which pertain to the Collateral, and will, upon request of the Administrative Agent at any time when a Default has occurred and is continuing, deliver to the Administrative Agent all of such records and papers.

     4. HOLDING IN NAME OF ADMINISTRATIVE AGENT, ETC. The Administrative Agent may from time to time after the occurrence and during the continuance of a Default, without notice to the Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral into the name of the Administrative Agent or any nominee or sub-agent for the Administrative Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral,
(c) notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the Pledgor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

     5. VOTING RIGHTS, DIVIDENDS, ETC. (a) Notwithstanding certain provisions of SECTION 4 hereof, so long as the Administrative Agent has not given the notice referred to in PARAGRAPH (b) below:

     A. The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by the Pledgor of stock purchase or subscription rights may be made only from funds of the Pledgor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; PROVIDED, HOWEVER, that the Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof.

     B. The Pledgor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral which are paid in cash by any Issuer if such dividends are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Administrative Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

     C. The Administrative Agent shall execute and deliver, or cause to be executed and delivered, to the Pledgor all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to CLAUSE (A) above and to receive the dividends which it is authorized to retain pursuant to CLAUSE (B) above.

     (b) Upon notice from the Administrative Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgor is entitled to exercise pursuant to SECTION 5(a)(A) hereof, and all rights of the Pledgor to receive and retain dividends pursuant to
SECTION 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Administrative Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Administrative Agent pursuant to this PARAGRAPH (b) shall be retained by the Administrative Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

     6. REMEDIES. Whenever a Default exists, the Administrative Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, whenever a Default exists the Administrative Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind,
(i) sell any or all of the Collateral, free of all rights and claims of the Pledgor therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. The Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Administrative Agent of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Administrative Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Administrative Agent toward the payment of such of the Liabilities, and in such order of application, as the Administrative Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the Pledgor or as a court of competent jurisdiction shall direct).

     The Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Administrative Agent shall not be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7. GENERAL. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Pledgor shall request in writing, but failure of the Administrative Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Administrative Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

     No delay on the part of the Administrative Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Administrative Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     All obligations of the Pledgor and all rights, powers and remedies of the Administrative Agent and the Lender Parties expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

     This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     This Agreement shall be binding upon the Pledgor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgor and the Administrative Agent and the successors and assigns of the Administrative Agent.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.
THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS OF THE PLEDGOR SPECIFIED IN, OR PURSUANT TO, THE CREDIT AGREEMENT, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH OF THE PLEDGOR, THE ADMINISTRATIVE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                             INTERIM SERVICES, INC.

Address:

                                             By: __________________________
2050 Spectrum Boulevard                      Name: __________________________
Fort Lauderdale, FL 33309                    Title: _______________________
Attention:  Shannon Allen
Facsimile:  (954) 489-6085


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Administrative Agent
Address:

                                             By: __________________________
One First National Plaza                     Name: __________________________
Chicago, Illinois 60670                      Title: _______________________
Attention: __________
Facsimile: (312) 732-______

                            SCHEDULE I
                       TO PLEDGE AGREEMENT

                              STOCK

                                   PLEDGED SHARES
                         NO. OF     AS % OF TOTAL     TOTAL SHARES
           CERTIFICATE   PLEDGED     SHARES ISSUED      OF ISSUER
ISSUER         NO.       SHARES    AND OUTSTANDING     OUTSTANDING
------     -----------   -------   ---------------    ------------

                           EXHIBIT "H"

                             FORM OF
                        ASSUMPTION LETTER


                              [Date]




To the Administrative Agent and
 the Lenders party to the Credit
 Agreement referred to below

Ladies and Gentlemen:

     Reference is made to the Second Amended and Restated Credit Agreement dated as of January 15, 1997 among Interim Services Inc. (the "Borrower"), the Borrowing Subsidiaries from time to time party thereto, the financial institutions from time to time party thereto as Lenders, NationsBank, N.A., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent (as amended, restated or otherwise modified from time to time, the "Credit Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The undersigned, ______________________ (the "Subsidiary"), a _________________ corporation and a Subsidiary of the Borrower, proposes to become a "Borrowing Subsidiary" under the Credit Agreement, and accordingly hereby agrees that from the date hereof until the payment in full of the principal of and interest on all Advances made to it under the Credit Agreement and performance of all of its other obligations thereunder, and termination of its status as a "Borrowing Subsidiary" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrowing Subsidiary" or a "Borrowing Entity". In addition, the Subsidiary hereby represents and warrants that: (i) each of the representations and warranties set forth in
Article VI of the Credit Agreement is true and correct with respect to the Subsidiary as of the date hereof and (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any amendments thereto, modifications thereof or waivers thereunder) as in effect on the date hereof.

     So long as the principal of and interest on all Advances made to the Subsidiary under the Credit Agreement shall have been paid in full and all other obligations of the Subsidiary under the Credit Agreement shall have been fully performed, the Subsidiary may, by not less than five Business Days' prior notice to the Administrative Agent, terminate its status as a "Borrowing Subsidiary."

     Without limiting the provisions of Section 10.14 of the Credit Agreement, the Subsidiary irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any United States federal or Illinois state court sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Assumption Letter, the Credit Agreement or any other Loan Document or for recognition or enforcement of any judgment relating thereto, and the Subsidiary irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. The Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Assumption Letter shall affect any right that any Lender or the Administrative Agent may otherwise have to bring any action or proceeding relating to this Assumption Letter, the Credit Agreement or any other Loan Document in the courts of any jurisdiction.

     This Assumption Letter shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois, United States of America, but giving effect the federal laws of the United States applicable to national banks.

     IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.

                                        [NAME OF BORROWING SUBSIDIARY]



                                        By________________
                                          Name:
                                          Title:


Consented to:

INTERIM SERVICES INC.


By___________________
  Name:
  Title:

                           EXHIBIT "I"

                 FORM OF LETTER OF CREDIT REQUEST





The First National Bank of Chicago
One First National Plaza
Suite ______
Chicago, Illinois  60670

Attention:__________________________
                                          ____________________________________
                                          Phone: (312)________________________
                                          Fax:   (312)________________________

     The Undersigned, Interim Services Inc. (the "Borrower"), refers to the Second Amended and Restated Credit Agreement dated as of January 15, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, various Borrowing Subsidiaries thereof, the Lenders party thereto, NationsBank, N.A., as Documentation Agent, and The First National Bank of Chicago, as Administrative Agent.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Borrower hereby gives you notice pursuant to Section 2.17.3(a) of the Credit Agreement that it requests a Facility Letter of Credit, and in that connection sets forth below the terms on which such Facility Letter of Credit is to be issued:

(A)  Stated Amount (not less than $500,000)___________________________________

(B)  Issuance Date (must be a Business Day)___________________________________

(C)  Expiration Date (see Section 2.17.2(d))__________________________________

(D)  Purpose__________________________________________________________________

(E)  Beneficiary______________________________________________________________

     The delivery of this Letter of Credit Request is irrevocable and shall be delivered to the Issuer and Agent no later than 2:00 p.m. (Chicago time) at least five Business Days before the Issuance Date. This Letter of Credit Request (whether given in writing or telephonically) shall also constitute a representation and warranty as more fully described in Section 4.3 of the Credit Agreement.

                              Very truly yours,

                              INTERIM SERVICES INC.


                              By:_____________________________________________
                              Title:__________________________________________

                           SCHEDULE "1"

                   COMMITMENTS AND PERCENTAGES


Lender                                    Commitment            Percentage
------                                   -----------            ----------

THE FIRST NATIONAL BANK OF CHICAGO       $40,000,000                20.0%
NATIONSBANK, N.A.                        $35,000,000                17.5%
BANK OF AMERICA ILLINOIS                 $30,000,000                15.0%
THE FUJI BANK, LIMITED                   $30,000,000                15.0%
ABN AMRO BANK N.V.                       $25,000,000                12.5%
MORGAN GUARANTY TRUST
  COMPANY OF NEW YORK                    $25,000,000                12.5%
BARNETT BANK, N.A.                       $15,000,000                 7.5%
------------------                      ------------            ----------
TOTAL                                   $200,000,000               100.0%

                                SCHEDULE "2"

                           SCHEDULE "3"

                              LIENS
                   (See Sections 5.14 and 7.15)




No liens, except as permitted by Section 7.15

                           SCHEDULE "4"

                           SCHEDULE "5"

                      ASSOCIATED COSTS RATE


1. For the purposes of this Agreement, the cost of compliance with existing requirements of the Bank of England in respect of Advances denominated in British pounds sterling will be calculated by the Administrative Agent in relation to each Advance on the basis of rates existing on the first day of the Interest Period in respect of such Advance and, if such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:

         AB + C(B - E) + D(B - F) = ___ PER CENT, PER ANNUM
                100 - (A + D)

Where:

    A is the percentage of eligible liabilities which the Administrative Agent is from time to time required to maintain as an interest free cash deposit with the Bank of England to comply with cash ratio requirements.

    B is the percentage rate per annum at which sterling deposits are offered by the Administrative Agent, in accordance with its normal practice, for a period equal to (i) the Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Advance or (ii) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. in a sum approximately equal to the amount of such Advance.

    C is the percentage of eligible liabilities which the Administrative Agent is from time to time required by the Bank of England to maintain as secured money with members of the London Discount Market Association ("LDMA") and/or as secured call money with money brokers and gilt edged market makers.

    D is the percentage of eligible liabilities which the Administrative Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.

    E is the percentage rate per annum at which members of the LDMA are offered sterling deposits in a sum approximately equal to the amount of the relevant Advance as a callable fixture from the Administrative Agent for such period as determined in accordance with B above at or about 11:00 a.m.

    F is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing special deposits.

2. For the purposes of this Schedule "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time by the Bank of England.

3. The percentages used in A, C and D above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

4. In application of the above formula, A, B, C, D, E and F will be included in the formula as figures and not as percentages e.g., if A is 0.5 per cent, and B is 12 per cent, AB will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6. A negative result obtained by subtracting E from B or F from B shall be taken as zero.

7. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Interest Period to which they relate.

8. The determination of the Associated Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

9. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all the parties hereto any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England in relation to Advances denominated in sterling (including without limitation, any requirements relating to sterling primary liquidity) and any such determination shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

                                       2